                      UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CARBONITE, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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2018 Notice of Meeting and Proxy Statement

Two Avenue de Lafayette
Boston, Massachusetts 02111
NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2018

I am pleased to invite you to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Carbonite, Inc. (the “Company”) to be held on Tuesday, May 8, 2018 beginning at 9:00 a.m. Eastern Time. This year’s Annual Meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/carb2018. The meeting is being held for the following purposes:

1.To elect three Class I directors named in this Proxy Statement to hold office until the 2021 annual meeting of stockholders or until their successors are elected and qualified;
2.To ratify the selection by the Audit Committee of the Board of Directors of the Company of Deloitte & Touche LLP (“Deloitte”) the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018;
3.To approve, on an advisory basis, the 2017 compensation of the Company’s named executive officers as disclosed in the accompanying materials;
4.To hold an advisory vote on the frequency (every one, two, or three years) of future advisory votes on executive compensation; and
5.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 15, 2018 (the “Record Date”) are entitled to receive this notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments of such meeting.

We have elected to use the internet as our primary means of providing our proxy materials to stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. On or about March 29, 2018, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders (the “Notice”) is first being mailed to our stockholders of record as of the Record Date and our proxy materials are being posted on the website referenced in the Notice (www.proxyvote.com). The Notice contains instructions for voting via the internet and for accessing our proxy materials, which include our Proxy Statement and our 2017 Annual Report, including our Form 10-K for the year ended December 31, 2017 (our “2017 Annual Report”). The Notice also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials significantly reduces our printing and mailing costs and the environmental impact of our proxy materials.

The Notice also provides the date, time, and location of the Annual Meeting; the matters to be acted upon at the Annual Meeting and the recommendation of our Board of Directors with regard to each such matter; a toll-free number, an email address, and a website where stockholders can request a paper or email copy of our proxy materials and a form of proxy relating to the Annual Meeting; information on how to electronically access the form of proxy; and information on how to attend the Annual Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, YOU MAY SUBMIT YOUR PROXY BY TELEPHONE OR VIA INTERNET USING THE INSTRUCTIONS ON THE NOTICE OR, IF YOU RECEIVED PAPER COPIES OF THE PROXY MATERIALS BY MAIL, YOU MAY ALSO VOTE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD AND RETURNING THE PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE VIRTUALLY AT THE MEETING IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

By Order of the Board of Directors,

Danielle Sheer
General Counsel and Secretary
March 29, 2018

2018 Notice of Meeting and Proxy Statement

Proxy Summary
In this Proxy Statement, we refer to Carbonite, Inc. as the “Company,” “Carbonite,” “we,” or “us” and the Board of Directors as our “Board.” When we refer to Carbonite’s fiscal year, we mean the twelve-month period ending December 31 of the stated year. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider and you should read the entire Proxy Statement before voting.

Meeting Agenda and Voting Matters

Item	Management Proposal	Board Vote Recommendation	Page Reference (for more detail)
1	Election of three Class I directors to hold office until the 2021 annual meeting of stockholders or until their successors are elected and qualified	FOR each director nominee named in the Proxy Statement	12
2	Ratification of the selection by the Audit Committee of our Board of Deloitte as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018	FOR	28
3	Approval, on an advisory basis, of the 2017 compensation of the Company’s named executive officers	FOR	34
4	An advisory vote on the frequency (every one, two, or three years) of future advisory votes on executive compensation	FOR EVERY 1-YEAR	57

Business Highlights

The fiscal year ended December 31, 2017 was another year of strong performance and results for Carbonite. Our fiscal 2017 highlights include the following:

•	Revenue increased by 16% over fiscal year 2016 to $239.5 million;

•	Total bookings increased by 17% over fiscal year 2016 to $245.9 million;

•	Net loss was ($4.0) million or ($0.14) per share, compared to a net loss of ($4.1) million or ($0.15) per share in fiscal year 2016;

•
Non-GAAP net income was $22.8 million or $0.82 per share (basic) and $0.79 per share (diluted), compared to a non-GAAP net income of $16.4 million or $0.61 per share (basic) and $0.60 per share(diluted) in fiscal year 2016;

•	We successfully closed on the acquisitions of Data Castle and Double-Take Software, strengthening our Data Protection platform for businesses;

•	We successfully strengthened our balance sheet, completing a private offering of $143.75 million in senior convertible notes;

•
We added to the technology leadership of our board of directors with the election of Marina Levinson, former chief information officer (“CIO”) of NetApp and Palm Inc., and founder and CEO of CIO Advisory Group, LLC;

•
We significantly increased our stockholder outreach efforts, increasing the level of engagement with current and potential stockholders, including hosting an inaugural financial analyst and investor day at Carbonite headquarters and broadcasted live over the Internet; and

•	Our stock price increased approximately 53% in 2017, as compared to an approximate 28% increase for the NASDAQ Composite Index.

A reconciliation of the non-GAAP financial measures included above to their most directly comparable GAAP measures can be found in Appendix A to this Proxy Statement.

2018 Notice of Meeting and Proxy Statement

Stockholder Engagement

We believe in the importance of engaging with and listening to our stockholders. In recent years we have proactively reached out to many of our largest stockholders to solicit their feedback on our executive compensation, corporate governance, or our disclosure practices. We expect to continue to engage in an open dialogue with our stockholders through a combination of email exchanges, conference calls and in-person meetings. We received valuable feedback from stockholders, as well as appreciation of our ongoing outreach efforts and acknowledgment of our increased engagement from stockholders, and we believe we have addressed many of the topics raised by our stockholders.

Changes We’ve Made in Response to Stockholder Feedback
✓	Performance-Based Equity Program for 2017
✓	Stock Ownership Guidelines for Board and Senior Executives
✓	Independent Chairman of the Board
✓	Commitment to Ongoing Stockholder Outreach & Engagement
✓	Commitment to Enhanced Board Diversity and Subject-Matter Expertise

2018 Notice of Meeting and Proxy Statement

Corporate Governance

Members of our Board of Directors

Name and Principal Occupation	Age	Position	Director Since	Term Expires	Audit	Comp.	Nom./Gov.	ISRC
Mohamad Ali * President & CEO of the Company	47	President, CEO and Director (Class I)	2015	2018
Scott Daniels * Former senior analyst of Shannon River Partners	52	Director (Class I)	2016	2018	✓			✓
Peter Gyenes * Non-executive Chairman of Sophos plc.	72	Director (Class I)	2015	2018		✓	✓
Charles Kane Director and former president of One Laptop Per Child	60	Director (Class II)	2011	2019	✓		✓
Stephen Munford Director and former CEO of Sophos Ltd.	52	Chairman of the Board (Class II)	2014	2019		✓	✓	✓
Marina Levinson Founder and CEO of CIO Advisory Group, LLC	59	Director (Class III)	2017	2020				✓
David Friend CEO of Wasabi, Inc.	70	Director (Class III)	2005	2020
Todd Krasnow President of Cobbs Capital, Inc.	60	Director (Class III)	2005	2020	✓	✓

(*)	Director standing for re-election at the Annual Meeting.

Information about our Board and Committees

	Number of Members	Independence	Number of Meetings During Fiscal Year 2017
Full Board	8	75%	17
Audit Committee	3	100%	8
Compensation Committee	3	100%	4
Nominating and Corporate Governance Committee	3	100%	4
Information Security Risk Committee	3	100%	3

Governance Strengths

✓	Independent Chairman of the Board
✓	Stock Ownership Guidelines for Board and Senior Executives
✓	Standing Board Committees Comprised Solely of Independent Directors
✓	Commitment to Board Diversity
✓	Committee Authority to Retain Independent Advisors
✓	Annual Say on Pay Vote
✓	Succession Planning Process for CEO and Senior Management
✓	Regular Executive Sessions of Board of Directors
✓	Annual Board and Committee Self-Evaluations
✓	Annual Reviews of Committee Charters and Governance Guidelines
✓	Robust Code of Business Conduct and Ethics; Policies on Insider Trading and Related Person Transactions
✓	Board-Level Expertise that is Closely Aligned to Our Business Goals

2018 Notice of Meeting and Proxy Statement

Executive Compensation Highlights

We have designed our executive compensation program to align our executive compensation practices with the success of our business and stockholder returns. We do this by providing an annual cash bonus plan tied to our annual financial performance and by granting long-term equity incentives, one-half of which is subject to time vesting and one-half of which vests based on the satisfaction of performance conditions and, once achieved, subject to time vesting. Since our IPO in 2011, we have continued to update our executive compensation program to remain competitive and to match the maturity, size, scale and growth of our business. See our Compensation Discussion and Analysis for more information about our executive compensation program.

Key Features of our Executive Compensation Program for Named Executive Officers

What We Do:
✓
Performance-Based Equity - One-half of long-term incentives for all senior management was in the form of performance based restricted stock units (PRSUs) tied directly to stock price appreciation and, once achieved, subject to further time vesting, in order to further align senior management compensation with stockholder returns.

✓
Linkage Between Performance Measures and Strategic and Operational Objectives - Our executive compensation program is designed to align compensation incentives with our strategic, business, and financial objectives and the long-term interests of our stockholders.

✓
Pay for Performance - A significant percentage of our targeted annual compensation is delivered in the form of variable compensation that is connected to actual performance. For 2017, variable compensation comprised approximately 42% of the targeted annual compensation for our named executive officers.

✓	Market Comparison of Executive Compensation Against a Relevant Peer Group
✓
“Double Trigger” in the Event of a Change in Control - In the event of a change in control, cash severance benefits and unvested equity awards are predominantly payable or vest upon a “double trigger” for our senior executive officers.

✓	Independent Compensation Consultant - The Compensation Committee retains its own compensation consultant to review and advise on the Company’s executive compensation program and practices.
✓	Maximum Payout Caps for Annual Cash Incentive Compensation
✓
Share Ownership Guidelines - It is recommended that our Chief Executive Officer hold a number of shares of our common stock with a value in excess of 3x his or her annual base salary, and our other senior executive officers hold a number of shares of our common stock with a value in excess of 1x their annual base salaries, each within three years of the adoption of the guidelines or, if later, promotion or hire.

✓
Emphasis on Future Pay Opportunity vs. Current Pay Opportunity - For 2017, all our long-term incentive awards were delivered 100% in the form of equity, designed to encourage retention and stock price appreciation through restricted stock units (RSUs) and PRSUs.

What We Don’t Do:
☒	No Change in Control or Perquisite Tax Gross-Ups
☒	No Excessive Severance Benefits
☒	No Service-Based Defined Benefit Pension Plan or Other Similar Benefits
☒	No Repricing of Underwater Stock Options

Recent Compensation Actions

As part of its annual compensation process, the Compensation Committee of the Board approved the following compensation decisions with respect to the named executive officers:

•
2017 Cash Bonus Plan. Under the 2017 cash bonus plan, bonuses were determined based on the Company’s performance with respect to new bookings, renewal bookings and adjusted free cash flow targets, weighted 50%, 25% and 25%, respectively. Based on the Company’s goal attainment of 83%, 101%, and 102%, respectively, the Compensation Committee certified a bonus payout of 55% of target for the participating named executive officers, as further described in the Compensation Discussion & Analysis section titled "Elements of our Executive Compensation Program".

•
2017 Equity Incentives. The 2017 annual equity program consisted of RSUs and PRSUs as part of the annual equity grants in order to further align senior management compensation with stockholder value. Under the terms of the 2017 RSU award

2018 Notice of Meeting and Proxy Statement

agreements, the RSUs vest in equal annual installments over four years from the date of grant. Under the terms of the 2017 PRSU award agreements, the PRSUs are earned if, within three years from the date of grant, the Company achieves a minimum stock price of $25 per share for 20 consecutive trading days, representing a 52% premium as compared to our December 31, 2016 closing stock price of $16.40 per share. Once the performance condition is satisfied, the PRSUs are subject to service vesting, with vesting of such PRSUs to occur quarterly over the one-year period from the date of performance achievement, subject to the recipient's continued service to the Company through the applicable vesting date. On January 26, 2018 the PRSUs achieved the $25.00 trading price for 20 consecutive trading days and as such the PRSUs began to vest subject to the service-based vesting conditions set forth in the respective PRSU agreement.

2018 Notice of Meeting and Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q. When and where will the Annual Meeting be held?
A. The Annual Meeting will be held virtually on Tuesday, May 8, 2018, beginning at 9:00 a.m. Eastern Time.

Q. Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
A. Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, on or about March 29, 2018, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders (the “Notice”) is first being mailed to our stockholders of record as of March 15, 2018 (the “Record Date”) and our proxy materials are first being posted on the website referenced in the Notice (www.proxyvote.com). All stockholders will have the ability to access the proxy materials on the website referred in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request proxy materials by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help save printing and postage costs and to reduce the environmental impact of the Annual Meeting.

Q. Who can vote at the Annual Meeting?
A. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. There were 28,548,353 shares of common stock, par value $0.01 per share (the “Common Stock”) outstanding and entitled to vote as of the close of business on the Record Date.

Q. What will I need in order to attend the Annual Meeting?
A. You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/carb2018 and using your 16 digit control number to enter the meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.

Q. What if my shares are registered in my name?
A. If, on the Record Date, your shares were registered directly in your name with Carbonite’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure that your vote is counted.

Q. What if my shares are registered in the name of a broker, bank or other agent?
A. If, on the Record Date, your shares were held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in "street name", and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent as to how to vote the shares of Common Stock in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank or other agent.

Q. What am I being asked to vote on?
A. You are being asked to vote FOR:

•	the election of the three Class I directors identified in this Proxy Statement to hold office until the 2021 annual meeting of stockholders or until their successors are elected and qualified;

•	the ratification of the selection by the Audit Committee of our Board of Deloitte as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018;

•	the approval, on an advisory basis, of the 2017 compensation of the Company’s named executive officers; and

•	the approval, on an advisory basis, for one year as the frequency of future advisory votes on executive compensation.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

Q. How do I vote?
A. You may vote by mail, if you received a printed copy of the proxy materials, or follow any alternative voting procedure described on the proxy card or the Notice. To use an alternative voting procedure, follow the instructions on each proxy card that you receive or on the Notice.

For the election of directors, you may either vote “For” a nominee or you may “Withhold” your vote for a nominee. For

2018 Notice of Meeting and Proxy Statement

the ratification of the selection of the Company’s independent registered public accounting firm and the advisory vote to approve named executive officer compensation, you may vote “For” or “Against” or abstain from voting. For the advisory vote on the frequency of the advisory vote on named executive officer compensation, you may choose among four options-holding the vote every one, two or three years, or abstaining.

Q. What are the voting procedures for stockholders of record?
A. If you are a stockholder of record, you may vote at the Annual Meeting. Alternatively, you may vote by mail by using the accompanying proxy card if you receive your proxy materials by U.S. mail or over the internet or by telephone using the instructions on the proxy card or the Notice. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting. In such case, your previously submitted proxy card will be disregarded.

•	To vote by proxy over the internet or by telephone, follow the instructions provided on the proxy card or in the Notice.

•
If you requested printed copies of the proxy materials by mail, you may vote by mail using the accompanying proxy card by completing, signing, and dating the proxy card and returning it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Q. What are the voting procedures if my shares are registered in the name of a broker, bank or other agent?
A. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. To ensure that your vote is counted, follow the directions set forth on the voting instruction card and voting instructions that you receive. To vote at the Annual Meeting, you must obtain a valid proxy card from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy card.

Q. Who counts the votes?
A. Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to provide advisory, consulting and solicitation services, and to tabulate stockholder votes. If you are a stockholder of record, your executed proxy card is returned directly to Broadridge for tabulation. If you hold your shares through a broker, your broker returns one proxy card to Broadridge on behalf of all its clients.

Q. How are votes counted?
A. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter. With respect to Proposal One, the election of the directors, the three nominees receiving the highest number of votes will be elected.

With respect to Proposal Two and Proposal Three, the affirmative vote of the holders of a majority in voting power of the votes cast by holders of the shares of Common Stock that are present in person or by proxy and voting on each such proposal is required for approval. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because the vote is advisory and not binding on the Board or us in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by stockholders.

If your shares are held by a broker, bank, or other agent (that is, in “street name”) and you do not instruct the broker, bank, or other agent as to how to vote these shares on Proposals One, Three, or Four, the broker, bank, or other agent may not exercise discretion to vote on those proposals. This would be a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal. However, “broker non-votes” will be considered present and will be counted towards determining whether or not a quorum is present. With respect to Proposal Two, the broker, bank, or other agent may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your broker, bank, or other agent so that your vote can be counted.

If stockholders abstain from voting, including brokers, banks, or other agents holding their clients’ shares of record who cause abstentions to be recorded, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Abstentions will have no effect with regard to Proposals One, Two, Three or Four.

Q. How do I vote via internet or telephone?
A. You may vote by proxy via the internet or by telephone by following the instructions provided on the proxy card or in the Notice. Please be aware that if you vote by phone or over the internet, you may incur costs such as telephone and internet access charges for which you will be responsible. The internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on May 7, 2018. The giving of such a telephonic or internet proxy will not affect your right to vote virtually should you decide to attend the Annual Meeting.

The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to

2018 Notice of Meeting and Proxy Statement

give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Q. What if I return a proxy card but do not make specific choices?
A. If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of our Board, including “For” the election of each of the three nominees for director, “For” the ratification of the appointment of Deloitte as our independent registered public accounting firm, “For” the approval, on an advisory basis, of named executive officer compensation and "For 1-Year” as the frequency of future advisory votes on executive compensation. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Q. Who is paying for this proxy solicitation?
A. This proxy solicitation is being made on behalf of our Board. We will pay for the entire cost of soliciting proxies. In addition to mailed proxy materials and proxy materials available over the internet, our directors, officers, and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers, and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners. The Company has engaged Broadridge to provide advisory, consulting and solicitation services. The Company has agreed to pay customary compensation for such services at an initial fee of $22,000. Broadridge and our directors, officers and employees may solicit proxies by mail, in person or by telephone.

Q. What does it mean if I receive more than one set of proxy materials?
A. If you receive more than one set of proxy materials and/or Notices, your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares that you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards and/or Notices that you receive.

Q. Can I change my vote after submitting my proxy?
A. Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Carbonite’s Secretary at Two Avenue de Lafayette, Boston, Massachusetts 02111.

•
You may attend the Annual Meeting and vote by visiting the following website: www.virtualshareholdermeeting.com/carb2018. To participate in the annual meeting, you will need the 16 digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by such broker, bank, or other agent.

Q. When are stockholder proposals due for next year’s Annual Meeting?
A. If you are interested in submitting a proposal for inclusion in the Proxy Statement for our 2019 annual meeting, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in the Proxy Statement, we must receive your stockholder proposal at the address noted below no later than November 29, 2018.

If you wish to present a proposal or nominate any candidates for election at our 2019 annual meeting, but do not wish to have the proposal or nomination considered for inclusion in the Proxy Statement and proxy card, you must give written notice to Carbonite’s Secretary at the address noted below by February 9, 2019, but no sooner than January 10, 2019. However, if the 2019 annual meeting is held before April 10, 2019 or after July 18, 2019, then we must receive the required notice of a proposal or proposed director candidate no earlier than the 120th day prior to the 2019 annual meeting and no later than the close of business on the later of (1) the 70th day prior to the 2019 annual meeting and (2) the 10th day following the date on which public disclosure of the date of the 2019 annual meeting was made. You are also advised to review our By-Laws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Any proposals, notices, or information about proposed director candidates should be sent to Carbonite’s Secretary at Two Avenue de Lafayette, Boston, Massachusetts 02111.

Q. What is the quorum requirement?
A. A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of Common Stock outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 28,548,353 shares of Common Stock outstanding and entitled to vote. Accordingly, 14,274,177 shares of Common Stock must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will also be counted towards the quorum requirement. If

2018 Notice of Meeting and Proxy Statement

there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting present in person or represented by proxy may adjourn the Annual Meeting to another time or place.

Q. How can I find out the results of the voting at the Annual Meeting?
A. Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day on which the final results are available.

Q. Whom should I call if I have questions about the Annual Meeting or voting?
A. Please call Broadridge Financial Solutions, Inc., the firm assisting us in the solicitation of proxies, at 1-800 353-0103.

2018 Notice of Meeting and Proxy Statement

PROPOSAL ONE
ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation provides that our Board shall be divided into three classes, with the directors in each class having a three-year term.

The Board currently consists of eight directors, divided into the three following classes:

Class I: Mohamad Ali, Scott Daniels and Peter Gyenes, whose current terms will expire at the Annual Meeting.
Class II: Charles Kane and Stephen Munford, whose current terms will expire at the annual meeting of stockholders to be held in 2019; and
Class III: David Friend, Todd Krasnow and Marina Levison whose current terms will expire at the Annual Meeting of stockholders to be held in 2020.

Messrs. Ali, Daniels and Gyenes have been nominated by our Board to serve as Class I directors and have each agreed to stand for reelection. Each director elected at the Annual Meeting will serve for a term ending on the date of the third annual meeting of stockholders following his election and until his successor is elected and has been qualified, or until his earlier death, resignation, or removal.

Shares represented by executed proxy cards will be voted, if authority to do so is not withheld, for the election of Messrs. Ali, Daniels and Gyenes. In the event that any nominee is unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Board may propose. Each of Messrs. Ali, Daniels and Gyenes has agreed to serve if elected, and management has no reason to believe that any such nominee will be unable to serve. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED IN THIS PROXY STATEMENT.

2018 Notice of Meeting and Proxy Statement

Board of Directors, Corporate Governance & Related Matters

Our Board of Directors

The principal responsibility of our Board is to hire our chief executive officer and assess the overall strategy and direction of the Company and, in so doing, serve the best interests of the Company and its stockholders. The Company’s Amended and Restated Certificate of Incorporation provides that our Board shall be divided into three classes, with the directors in each class serving a three-year term. There are currently eight directors on the Board. The following table sets forth, for our current directors, information with respect to their principal occupations, ages, positions/offices held with the Company, tenure, term of office and committee membership.

					Committees
Name and Principal Occupation	Age	Position	Director Since	Term Expires	Audit	Comp.	Nom./Gov.	ISRC
Mohamad Ali President & CEO of the Company	47	President, CEO and Director (Class I)	2015	2018
Scott Daniels Former Senior Analyst of Shannon River Partners	52	Director (Class I)	2016	2018	✓			✓
Peter Gyenes Non-executive Chairman of Sophos plc.	72	Director (Class I)	2015	2018		✓	✓
Marina Levinson Founder and Chief Executive Officer of CIO Advisory Group, LLC	59	Director (Class III)	2005	2017				✓
Charles Kane Director and former president of One Laptop Per Child	60	Director (Class II)	2011	2019	✓		✓
Stephen Munford Director and former CEO of Sophos Ltd.	52	Director (Class II)	2014	2019		✓	✓	✓
David Friend CEO of Wasabi, Inc.	70	Director (Class III)	2005	2017
Todd Krasnow President of Cobbs Capital, Inc.	60	Director (Class III)	2005	2017	✓	✓

Set forth below is biographical information for each of the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve as directors.

2018 Notice of Meeting and Proxy Statement

Director Biographies and Qualifications

Directors Nominated by the Board for Election

Mohamad Ali Age: 47	Carbonite Committees: Other Public Directorships: None iRobot Corporation

Mohamad Ali was appointed as President and Chief Executive Officer, effective as of December 3, 2014, and as a Class I director of the Company, effective as of January 8, 2015. He served as chief strategy officer of Hewlett-Packard, an information technology company, from August 2012 to December 2014. From April 2012 to August 2012, Mr. Ali served as chief executive officer of the Workforce Optimization division of Aspect Software, a provider of business communications solutions and services. From April 2011 to April 2012, Mr. Ali served as senior vice president and president of the global services business of Avaya Corporation, a provider of business collaboration and communications solutions, and from July 2009 to March 2011 he served as Avaya’s senior vice president of corporate development and strategy. From January 1996 to July 2009, Mr. Ali served in various roles at IBM, including vice president of business and strategy for the information management division from 2005 to 2009. Mr. Ali currently serves as a director of iRobot Corporation (NASDAQ: IRBT). Mr. Ali holds a B.S. in Computer Engineering, a B.A. in History and a Master of Science in Electrical Engineering from Stanford University.

Skills and Qualifications

Board Experience: Current director of Carbonite, Inc., iRobot Corporation, and two nonprofits, Oxfam America and Massachusetts Technology Leadership Council. Former director of City National Corporation and City National Bank.
Senior Leadership Experience: Current Chief Executive Officer of Carbonite, Inc.; former Chief Strategy Officer of Hewlett-Packard; President of Avaya Global Services; and Senior executive at IBM.

Scott Daniels Age: 52	Carbonite Committees: Chair, Information Security Risk Committee; Member, Audit Committee	Other Public Directorships: None

Scott Daniels has served on our Board since January 2016. Mr. Daniels served as a senior analyst of Shannon River Partners, a private hedge fund focused on technology, media and communications companies, from July 2013 to April 2014. From November 2005 to July 2013, Mr. Daniels served as a senior analyst and partner of S Squared Technology, a technology investment fund where he evaluated and invested in multiple publicly traded small and midsized emerging growth technology companies around the world. Prior to S Squared Technology, Mr. Daniels served in various analyst roles covering technology and software companies. Mr. Daniels holds an M.B.A from Columbia Business School and a B.A. in English Literature from University of Pennsylvania.

Skills and Qualifications Board Experience: Current director of Carbonite, Inc.	Senior Leadership Experience: Formerly a Senior Analyst of Shannon River Partners, and a Senior Analyst and Partner of S Squared Technology.

2018 Notice of Meeting and Proxy Statement

Peter Gyenes Age: 72	Carbonite Committees: Chair, Nominating & Governance Committee; Member, Compensation Committee	Other Public Directorships: Sophos plc.; Pegasystems Inc.; RealPage, Inc.

Peter Gyenes has served on our Board since April 2015. Mr. Gyenes has served as the non-executive Chairman of the board of directors of Sophos plc. (LSE: SOPH), a global security software company, since July 2015, lead independent director from September 2012 to July 2015, and as non-executive chairman from March 2006 to September 2012. Mr. Gyenes served as Chairman and Chief Executive Officer of Ascential Software Corporation (NASDAQ: ASCL), a market leader in data integration software, and its predecessor companies VMark Software, Ardent Software and Informix from 1996 until it was acquired by International Business Machines Corporation in 2005. Mr. Gyenes served on the board of Applix (NASDAQ: APLX) a provider of business analytics software solutions, from 2000 until it was acquired by Cognos Incorporated in 2007, and on the board of webMethods Inc., a leading provider of infrastructure software, from 2005 until it was acquired by Software AG in 2007. Mr. Gyenes also served on the board of BladeLogic Inc. (NASDAQ: BLOG) from 2006 until it was acquired by BMC Software, Inc. in 2008. Mr. Gyenes also served on the board of directors of Netezza Corporation (NYSE: NZ) from 2008 until it was acquired by International Business Machines Corporation in 2010. Mr. Gyenes also served on the board of Lawson Software, Inc. (NASDAQ: LWSN) from 2006 until it was acquired by Infor in July 2011 and on the board of EnerNOC, Inc. (NASDAQ: ENOC) from 2013 to 2015. From 2009 to 2015, Mr. Gyenes also served on the board of directors of Cimpress NV (NASDAQ: CMPR). From May 2008 through January 2017, Mr. Gyenes served on the board of directors of IntraLinks Holdings, Inc. (NYSE: IL). He currently serves on the boards of directors of Pegasystems Inc. (NASDAQ: PEGA), RealPage, Inc. (NASDAQ: RP), Information Builders, Inc., and serves as trustee emeritus of the Massachusetts Technology Leadership Council. Mr. Gyenes received his B.A. in mathematics and his M.B.A. in marketing from Columbia University.

Skills and Qualifications

Board Experience: Current director of Carbonite, Inc.; Chairman of the Board of Sophos plc.; Pegasystems Inc.; RealPage, Inc., Information Builders Inc. and Epicor Software Corporation. Former director of IntraLinks Holding, Inc.; Ascential Software Corporation; Applix; webMethods Inc.; BladeLogic, Inc.; Netezza Corporation; Lawson Software, Inc.; and EnerNOC, Inc.

Senior Leadership Experience: Currently the non-executive Chairman of the board of directors of Sophos, plc. Formerly the lead independent director of Sophos plc., Chief Executive Officer of Ascential Software Corporation, and VP and GM positions in various technology vendor companies.

2018 Notice of Meeting and Proxy Statement

Continuing Directors

Charles Kane Age: 60	Carbonite Committees: Chair, Audit Committee; Member Nominating & Governance Committee	Other Public Directorships: Progress Software Corporation; Realpages, Inc.

Charles Kane has served on our Board since July 2011. Since November 2006, Mr. Kane has served as a director of One Laptop Per Child, a non-profit organization that provides computing and internet access for students in the developing world, for which he also served as president and chief operating officer from March 2008 to July 2009. From July 2007 to March 2008, Mr. Kane served as executive vice president and chief administrative officer of Global BPO Services Corp., a special purpose acquisition corporation, and from August 2007 to March 2008, as chief financial officer of Global BPO. From May 2006 to October 2006, he served as chief financial officer of RSA Security Inc., a provider of e-security solutions. From July 2003 to May 2006, Mr. Kane served as chief financial officer of Aspen Technology, Inc., a provider of supply chain management software and professional services. Earlier in his career, Mr. Kane served as president and chief executive officer of Corechange, Inc., an enterprise software company, and as chief financial officer of Informix Software, Inc., a provider of database management systems. Mr. Kane also held financial positions with Stratus Computer, Inc., Prime Computer Inc. and Deloitte & Touche LLP. Since November 2006, Mr. Kane has served as a member of the board of directors and as chairman of the audit committee of Progress Software Corporation (NASDAQ: PRGS), a publicly-traded provider of infrastructure software. From May 2010 to September 2016, he served as a member of the board of directors and as chairman of the audit committee of Demandware, Inc., a provider of e-commerce solutions. Since November 2011 he has served as a member of the board of directors and as chairman of the audit committee of RealPage, Inc. (NASDAQ: RP), a publicly-traded provider of software solutions for the rental housing industry. Since October 2012 Mr. Kane has served as a member of the board of directors and as chairman of the audit committee of PhotoBox LTD, an online digital photo service provider. Since February 2017, Mr. Kane has served as a member of the board of directors of Octo Telematics S.p.A, a global provider of telematics and data analytics solutions for the auto insurance industry. Mr. Kane holds a B.B.A. in Accounting from the University of Notre Dame, an M.B.A. in International Finance from Babson College, and is senior lecturer of International Finance at the Massachusetts Institute of Technology Sloan School of Management.

Skills and Qualifications

Board Experience: Current director of Carbonite, Inc.; One Laptop Per Child; Progress Software Corporation; RealPage, Inc.; and PhotoBox Ltd. Former director of Borland Software Corp.; Netezza Corporation; Demandware; and Applix Inc.

Senior Leadership Experience: Currently a senior lecturer of International Finance at the Massachusetts Institute of Technology Sloan School of Management. Former President and Chief Operating Officer of One Laptop Per Child; Chief Financial Officer of Global BPO Services; Chief Financial Officer of RSA Security, Inc.; and Chief Financial Officer of Aspen Technology, Inc.

Stephen Munford Age: 52	Independent Chairman of the Board Carbonite Committees: Member, Compensation Committee; Member, Nominating & Governance Committee; Member, Information Security Risk Committee	Other Public Directorships: Sophos Group plc.

Stephen Munford has served on our Board since January 2014 and as chairman of the Board since March 2016. Mr. Munford currently serves as the interim CEO of Absolute Software Corporation (TSX: ABT). From May 2005 to September 2012, Mr. Munford served as chief executive officer of Sophos Group plc. (LSE: SOPH), a developer and vendor of security software, and since September 2012 Mr. Munford has served as a director on Sophos’ board of directors. Mr. Munford also serves on the board of directors of Alertlogic, a leader in security and compliance solutions for the cloud; and Netmotion, Inc., a mobile performance management software.  Mr. Munford holds a B.A. in Economics from the University of Western Ontario and an M.B.A. from Queen’s University.

Skills and Qualifications Board Experience: Current director of Carbonite, Inc.; Sophos Group plc.; Alertlogic and Netmotion.	Senior Leadership Experience: Current interim Chief Executive Officer of Absolute Software Corporation. Former Chief Executive Officer of Sophos Group plc.

2018 Notice of Meeting and Proxy Statement

David Friend Age: 70	Carbonite Committees: None	Other Public Directorships: None

David Friend has served on our Board since he co-founded our Company in February 2005. Since March 2016, Mr. Friend has served as the chief executive officer and as a member of the board of directors of Wasabi, Inc., a provider of cloud data storage. Previously, Mr. Friend served as our chief executive officer from February 2005, as our President from February 2005 to September 2007 and again from August 2010 to December 2014. On December 3, 2014, Mr. Friend resigned as President and Chief Executive Officer of the Company and became Executive Chairman of the Board. Mr. Friend served as Executive Chairman of the Board from December 2014 to February 2016. From March 1999 through March 2002, Mr. Friend co-founded and served as chief executive officer and president of Sonexis, Inc., a software company providing audio-conferencing services and served as a director of Sonexis from March 1999 through August 2004. From June 1995 through December 1999, Mr. Friend co-founded and served as chief executive officer and as a director of FaxNet Corporation, a supplier of messaging services to the telecommunications industry. Prior to that time, Mr. Friend co-founded Pilot Software, Inc., a software company, in 1983. Previously, Mr. Friend founded Computer Pictures Corporation, a software company whose products applied computer graphics to business data, and served as president of ARP Instruments, Inc., an audio hardware manufacturer. Mr. Friend served as a director of GEAC Computer Corporation Ltd., a publicly-traded enterprise software company, from October 2001 to October 2006, and currently serves as a director of CyraCom International, Inc., DealDash Oyj, and Netblazr, Inc. Mr. Friend holds a B.S. in Engineering from Yale University.

Skills and Qualifications Board Experience: Current director of Carbonite, Inc.; Wasabi, Inc.; CyraCom International, Inc.; Netblazr, Inc.; and DealDash Oyj.
Senior Leadership Experience: Currently the Chief Executive Officer of Wasabi, Inc. Formerly the Chief Executive Officer and President of Carbonite, Inc.; Co-Founder and Chief Executive Officer of Sonexis, Inc.; Co-Founder and Chief Executive Officer of FaxNet Corporation.

Todd Krasnow Age: 60	Carbonite Committees: Chair, Compensation Committee; Member, Audit Committee	Other Public Directorships: Tile Shop Holdings, Inc., Bakkavor

Todd Krasnow has served on our Board since September 2005 and as our lead independent director from April 2011 to December 2015. Mr. Krasnow has served as the president of Cobbs Capital, Inc., a private consulting company, since January 2005, and as an operating partner at Porchlight Equity Capital (formerly Highland Consumer Fund), a venture capital firm, since June 2007. Previously, Mr. Krasnow was the chairman of Zoots, Inc., a dry cleaning company from June 2003 to January 2008 and chief executive officer of Zoots, Inc. from February 1998 to June 2003. He served as the executive vice president of sales and marketing of Staples, Inc. from May 1993 to January 1998 and in other sales and marketing positions for Staples, Inc. from March 1986 to May 1993. Mr. Krasnow is a director of Tile Shop Holdings, Inc. (NASDAQ: TTS), a publicly-traded retailer of tile and stone, and is chairman of the Tile Shop Holdings’ compensation committee. Mr. Krasnow is also a director of Ecentria, a privately held online marketer of optical, outdoor, and camping gear, and Bakkavor Group plc (LON: BAAK), a UK-based maker of fresh prepared meals.  Mr. Krasnow holds an M.B.A. from the Harvard University Graduate School of Business and an A.B. in Chemistry from Cornell University.

Skills and Qualifications Board Experience: Current director of Carbonite, Inc.; Tile Shop Holdings, Inc.; Ecentria; and Bakkavor Group plc. Former chairman of Zoots, Inc.	Senior Leadership Experience: Currently the President of Cobbs Capital, Inc. Formerly the Chief Executive Officer of Zoots, Inc.; and Vice President of Sales and Marketing of Staples, Inc.

2018 Notice of Meeting and Proxy Statement

Marina Levinson Age: 59	Carbonite Committees: Member, Information Security Risk Committee	Other Public Directorships: Ellie Mae

Marina Levison joined the Carbonite Board of Directors in May 2017. She is the founder and CEO of CIO Advisory Group LLC, which was founded in September 2011. Since April 2014, she has also been a partner at venture capital firm Benhamou Global Ventures. Ms. Levinson is a member of the board of directors of Ellie Mae (NYSE: ELLI) and serves as chairwoman of its cybersecurity and technology committee. Ms. Levinson is also a member of the board of directors of Ayehu Software Technologies Ltd,  a private company and Sherpa Digital Media, a private company. From 2005 to 2011, Ms. Levinson served as senior vice president and chief information officer for NetApp, Inc. From 1999 to 2005, she served as vice president and chief information officer for Palm, Inc., having earlier served as senior director of global integration at 3Com.

Skills and Qualifications Board Experience: Current director of Carbonite, Inc.; Ellie Mae, Inc.; Ayehu Software Technologies Ltd.; Sherpa Digital Media	Senior Leadership Experience: Founder and chief executive officer of CIO Advisory Group, LLC, and partner at Benhamou Global Ventures.

2018 Notice of Meeting and Proxy Statement

Board Leadership Structure & Governance

Independent Chairman of the Board

To strengthen our corporate governance practices, in early 2016, the Board appointed a non-executive Chairman, a position currently held by Mr. Munford. This position is independent from management. The Chairman presides over the Board meetings. Mr. Ali, our Chief Executive Officer, is a member of our Board and participates in its meetings. The Board believes that this leadership structure is appropriate for the Company because it allows for independent oversight of management, increases management accountability, and encourages an objective evaluation of management’s performance relative to compensation. In addition to our independent Chairman of the Board, six of our eight current directors are independent under the listing requirements of The NASDAQ Stock Market (“NASDAQ”), and all of the members of the Audit Committee, Nominating & Corporate Governance Committee, Information Security Risk Committee and Compensation Committee are independent directors pursuant to the listing requirements and rules of NASDAQ and other applicable laws, rules and regulations.

Resources

Good corporate governance is important to ensure that the Company is managed for the long‑term benefit of its stockholders and to enhance the creation of long‑term stockholder value. Each year, the Board or one of its committees reviews the written charters for each of the Board’s standing committees and our Code of Business Conduct and Ethics. The current versions of each of these documents is available by visiting the Corporate Governance section of our website at http://investor.carbonite.com/corporate-governance, or by requesting a copy in print without charge upon written request to our Secretary.

Independence of Our Board of Directors

As required under the rules and regulations of NASDAQ, independent directors must comprise a majority of a listed company’s board of directors. Our Board, in consultation with our counsel, has undertaken a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board has determined that Ms. Levinson and Messrs. Daniels, Gyenes, Kane, Krasnow, and Munford, representing six of our eight current directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of NASDAQ. There are no family relationships among any of our directors, director nominees, or named executive officers. In making this determination, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining each non-employee director’s independence, including the beneficial ownership of our capital stock by each non-employee director. Because it is not possible to anticipate or explicitly provide for all circumstances that might signal potential conflicts of interest or bear on the materiality of a director’s relationship with the Company, our Board, when making its “independence” determinations, prefers to broadly consider all relevant facts and circumstances, including, without limitation, applicable independence standards promulgated by NASDAQ.

Code of Business Conduct & Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”) that is applicable to all of our directors, officers and employees. The Code includes standards and procedures for reporting and addressing potential conflicts of interest, the accuracy of the Company’s financial records, corporate opportunities and insider information, as well as a general code of conduct that provides guidelines regarding how to conduct business in an ethical manner. A copy of the Code is available on our website on the investor relations page at http://investor.carbonite.com/corporate-governance. Any waivers of the Code for directors or executive officers, or any amendments to the Code, shall be posted on the Company’s website within four business days of such amendments or waivers, as the case may be and, to the extent required by the listing standards of NASDAQ, by filing a Current Report on Form 8-K with the SEC, disclosing such information.
Board Responsibility; Risk Oversight

Our Board is responsible for, among other things:

•	Oversight of our business;

•	Review of the performance of our chief executive officer; and

•	Review and approval of our significant financial objectives, plans, and actions.

2018 Notice of Meeting and Proxy Statement

The Board conducts an annual self-evaluation, a review of the committee structure, and an assessment of its compliance with our governance principles. In fulfilling our Board’s responsibilities, directors have full access to our management and independent advisors.

While the Audit Committee is primarily responsible for overseeing our risk management function, our entire Board is actively involved in risk management oversight. For example, our Board engages in periodic discussions with such company executive officers as our Board deems necessary, including the chief executive officer, independent chairman, chief financial officer and general counsel. In addition, our Compensation Committee reviews compensation policies and practices as they relate to risk management practices and risk-taking incentives and our Information Security Risk Committee reviews technology and infrastructure security risks. We believe that the leadership structure of our Board supports effective risk management oversight.

Risk Assessment and Compensation Practices

Our Compensation Committee has reviewed our compensation policies and practices for our employees as they relate to our risk management and, based upon this review, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future.

Specifically, we believe that the elements of our compensation programs do not encourage unnecessary or excessive risk-taking. Base salaries are fixed in amount. A significant portion of the compensation provided to our executive officers, and a material amount of the compensation provided to other employees, is in the form of equity awards that help align executive officer and employee interests with those of our stockholders. We do not believe that these awards encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to our stock price, and because awards are staggered and subject to long-term vesting schedules that help ensure that executive officers and employees have a meaningful amount of compensation tied to long-term stock price performance.
Board Committees

Our Board has established the following committees: an audit committee, a compensation committee, a nominating and corporate governance committee, and an information security risk committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

	Audit	Compensation	Nominating and Corporate Governance	Information Security Risk
David Friend
Todd Krasnow	M	Ch
Mohamad Ali
Scott Daniels	M			Ch
Peter Gyenes		M	Ch
Charles Kane	Ch		M
Stephen Munford (IC)		M	M	M
Marina Levinson				M
IC = Independent Chairman of the Board  Ch = Committee Chair   M = Committee Member
Audit Committee

Our Audit Committee oversees our accounting and financial reporting process, the audit of our financial statements, and our internal control processes. Among other matters, the Audit Committee:

•	evaluates the independent registered public accounting firm's qualifications, independence, and performance;

•	determines the engagement, retention, and compensation of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

2018 Notice of Meeting and Proxy Statement

•
discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements, including the disclosures in our annual and quarterly reports filed with the SEC;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	reviews our risk assessment and risk management processes;

•	establishes procedures for receiving, retaining and investigating complaints received by us regarding accounting, internal accounting controls, or audit matters;

•	monitors the rotation of partners of the independent registered public accounting firm on the Carbonite engagement team as required by law;

•	reviews our critical accounting policies and estimates; and

•
oversees any internal audit function. Additionally, the Audit Committee reviews and approves related person transactions and reviews and evaluates, on an annual basis, the Audit Committee charter and the committee’s performance.

The current members of our Audit Committee are Messrs. Daniels, Kane and Krasnow, with Mr. Kane serving as the chair of the committee. All members of our Audit Committee serving since the beginning of the last fiscal year meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that Mr. Kane is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Messrs. Daniels, Kane and Krasnow are independent as defined under the applicable rules and regulations of the SEC and NASDAQ. The Audit Committee operates under a written charter, a copy of which is posted on our website at http://investor.carbonite.com/corporate-governance.

Compensation Committee

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our executive officers and employees. Among other matters, the Compensation Committee:

•
annually reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other senior executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations;

•	administers the issuance of stock options and other awards under our equity compensation plans; and

•	reviews and evaluates, on an annual basis, the Compensation Committee charter and the committee’s performance.

For a description of the Compensation Committee’s processes and procedures, including the roles of our executive officers and independent compensation consultants in the Compensation Committee’s decision-making process, see the section entitled “Compensation Discussion and Analysis” below. Pursuant to its charter and to the extent permitted by applicable law and regulation, the Compensation Committee may delegate any of its authority to a subcommittee or single member of the Compensation Committee, except where it would interfere with the compensation safe harbors afforded by Section 162(m) of the Internal Revenue Code or Section 16(b) of the Exchange Act. Further, to the extent permitted by applicable law and the provisions of any equity-based plan, the Compensation Committee may delegate to one or more of the Company’s executive officers the power to grant options, stock, or other equity rights to employees of the Company who are not directors or executive officers of the Company.

The current members of our Compensation Committee are Messrs. Gyenes, Krasnow and Munford, with Mr. Krasnow serving as the chair of the committee. All of the members of our Compensation Committee serving since the beginning of the last fiscal year are independent under the applicable rules and regulations of the SEC, NASDAQ, and Section 162(m) of the Internal Revenue Code. The Compensation Committee operates under a written charter, a copy of which is posted on our website at http://investor.carbonite.com/corporate-governance.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for making recommendations regarding corporate governance; identification, evaluation and nomination of candidates for directorships; and the structure and composition of our Board and committees of our Board. In addition, the Nominating and Corporate Governance Committee:

•	approves our committee charters;

2018 Notice of Meeting and Proxy Statement

•	oversees compliance with our code of business conduct and ethics;

•	contributes to succession planning;

•	reviews actual and potential conflicts of interest of our directors and officers other than related person transactions reviewed by the Audit Committee;

•	oversees our Board self-evaluation process;

•	is responsible for making recommendations regarding non-employee director compensation to the full Board; and

•	reviews and evaluates, on an annual basis, the Nominating and Corporate Governance Committee charter and the committee’s performance.

The current members of our Nominating and Corporate Governance Committee are Messrs. Gyenes, Kane and Munford, with Mr. Gyenes serving as the chair of the committee. All of the members of our Nominating and Corporate Governance Committee serving since the beginning of the last fiscal year are independent under the applicable rules and regulations of NASDAQ. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is posted on our website at http://investor.carbonite.com/corporate-governance.

Information Security Risk Committee

Our Information Security Risk Committee is responsible for overseeing the implementation of Carbonite’s information security strategy, monitoring compliance with Carbonite’s information security policies and procedures, and evaluating enterprise-level risks. In addition, the Information Security and Risk Committee:

•	oversees the implementation of our information security strategy;

•	monitors compliance with our information security policies and procedures; and

•	evaluates enterprise-level risk arising from information security threats.

The current members of our Information Security Risk Committee are Ms. Levinson and Messrs. Daniels and Munford, with Mr. Daniels serving as the chair of the committee. All of the members of our Information Security Risk Committee serving since the beginning of the last fiscal year are independent under the applicable rules and regulations of NASDAQ. The Information Security Risk Committee operates under a written charter, a copy of which is posted on our website at http://investor.carbonite.com/corporate-governance.

Criteria and Procedures for Director Nominations

In selecting director candidates, the Nominating and Corporate Governance Committee and our Board consider whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by our Board. In this respect, the Nominating and Corporate Governance Committee and our Board consider, among other qualifications: experience; background; judgment; integrity; understanding of the Company’s business environment; personal accomplishment; diversity of viewpoint, experience, education, skill, race, gender and/or national origin; experience in corporate management or as an officer or director of another publicly held company; and willingness to devote adequate time to Board duties. In evaluating candidates for nomination to our Board, the Nominating and Corporate Governance Committee shall take into account NASDAQ listing rules and any other applicable law, regulation or rule. Other than the foregoing, there are no minimum criteria for director nominees, and the Nominating and Corporate Governance Committee may consider such other qualifications as it may deem appropriate. The Board evaluates each individual in the context of our Board as a whole, with the objective of recommending a group that can best achieve the success of the Company's business and represent stockholder interests through the exercise of sound judgment.

Potential director candidates will be discussed by the Nominating and Corporate Governance Committee and proposed for nomination by the entire Board. The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of our Board willing to continue in service. Current members of our Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for nomination, balancing the value of continuity of service with that of obtaining a new perspective. If any member of our Board did not wish to continue in service or if the Nominating and Corporate Governance Committee decided not to nominate a member for reelection, the Nominating and Corporate

2018 Notice of Meeting and Proxy Statement

Governance Committee would identify the desired skills and experience of a new nominee based on the criteria listed above. Executive search firms may be retained to identify individuals that meet the criteria of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to nominate an individual for election to our Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the applicable annual meeting is more than 30 days before or more than 70 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not less than 70 days and not more than 120 days prior to the date of such annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times and in the forms required under our By-Laws. As set forth in our By-Laws, submissions must include the name and address of the proposed nominee and information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act. Our By-Laws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for a director review a copy of our By-Laws, as amended and restated to date, which are available, without charge, from our Secretary, at Two Avenue de Lafayette, Boston, Massachusetts 02111.

2018 Notice of Meeting and Proxy Statement

Compensation Committee Interlocks and Insider Participation

Mr. Gyenes, Mr. Krasnow and Mr. Munford served as members of our Compensation Committee during our last completed fiscal year.

Neither Mr. Gyenes, Mr. Krasnow nor Mr. Munford (a) are, or have at any time during the past year been, officers or employees of ours, (b) were formerly officers of ours, or (c) have had any relationship requiring disclosure by us under Item 404 of Regulation S-K.

None of our executive officers currently serves, or in the past year has served, as a member of our Board or Compensation Committee (or other Board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met seventeen (17) times and acted by unanimous written consent two (2) times during the last fiscal year. The Audit Committee met eight (8) times, the Compensation Committee met four (4) times and acted by unanimous written consent one (1) time, the Nominating and Corporate Governance Committee met four (4) times, and the Information Security Risk Committee met three (3) times during the last fiscal year. During 2017, each Board member attended 75% or more of the aggregate of the meetings of our Board and of the committees on which each served. We encourage all of our directors and nominees for director to attend our annual meetings of stockholders; however, attendance is not mandatory. Three of our directors attended our 2017 annual meeting of stockholders.

Stockholder Communications with the Board of Directors

Stockholders and other interested parties who would like to communicate with an individual director, our Board as a group, or a specified Board committee or group, including the independent directors as a group, may do so by writing to them by mail, c/o Carbonite, Inc., Two Avenue de Lafayette, Boston, Massachusetts 02111-Attention: Secretary. Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. The Company will initially receive and process communications before forwarding them to the addressee. Communications also may be referred to other departments within the Company. Any such communication is then distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that are primarily commercial in nature, communications that are related to an improper or irrelevant topic, or communications that request general information about the Company.

Certain Relationships And Related Transactions

There were no transactions (or proposed transactions) or series of similar transactions, during our last fiscal year to which we were a participant or will be a participant in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
any of our directors or director nominees, executive officers, holders of more than 5% of our Common Stock, or any member of their respective immediate families, had or will have a direct or indirect material interest.

Policies and Procedures for Related Person Transactions

Our Board has adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy is administered by our Audit Committee and covers any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which (i) we were or are to be a participant, (ii) the amount involved exceeds $50,000 and (iii) a related person had or will have a direct or indirect material interest. While the policy covers related person transactions in which the amount involved exceeds $50,000, the policy states that related person transactions in which the amount involved exceeds $120,000 are required to be disclosed in applicable filings as required by the Securities Act of 1933, as amended (the “Securities Act”), Exchange Act, and related rules. Our Board set the $50,000 threshold for approval of related person transactions in the policy at an amount lower than that which is required to be disclosed under

2018 Notice of Meeting and Proxy Statement

the Securities Act, Exchange Act, and related rules because we believe that a greater level of scrutiny is appropriate for our Audit Committee in reviewing transactions or potential transactions with related persons. Pursuant to this policy, our Audit Committee will (i) review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, and (ii) take into account the conflicts of interest and corporate opportunity provisions of our code of business conduct and ethics. Management will present to our Audit Committee each proposed related person transaction, including all relevant facts and circumstances relating thereto, and will update the Audit Committee as to any material changes to any related person transaction. All related person transactions may only be consummated if our Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Certain types of transactions have been exempted from this policy. These exempted transactions include: (i) certain compensation arrangements; (ii) transactions in the ordinary course of business where the related party’s interest arises only (a) from his or her position as a director of another entity that is party to the transaction, (b) from an equity interest of less than 5% in another entity that is party to the transaction, or (c) from a limited partnership interest of less than 5%, subject to certain limitations; and (iii) transactions in the ordinary course of business where the interest of the related party arises solely from the ownership of a class of equity securities in the Company where all holders of such class of equity securities will receive the same benefit on a pro rata basis. No director may participate in the approval of a related person transaction for which he or she is a related party.

2018 Notice of Meeting and Proxy Statement

DIRECTOR COMPENSATION
Overview of Director Compensation Program

We use a combination of cash and stock-based compensation to attract and retain qualified persons to serve on our Board of Directors. The form and amount of director compensation is determined by our Board. We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending Board and committee meetings and other meetings as part of normal Board service. Mr. Ali, a member of our Board and the Company's President and Chief Executive Officer, does not receive any additional compensation for his service on our Board. The compensation that we pay to Mr. Ali is discussed in the “Compensation Discussion and Analysis” section beginning on page 35.

Director Cash Compensation

In 2017, non-employee directors received cash compensation for their services as members of our Board, as follows:

Non-Employee Chairman of the Board Fee	$20,000
Annual Retainer Fee (Non-Employee Directors)	$35,000
Audit Committee Chairperson	$15,000
Compensation Committee Chairperson	$10,000
Nominating and Corporate Governance Committee Chairperson	$6,000
Information Security Risk Committee Chairperson	$6,000
Audit Committee Members	$7,500
Compensation Committee Members	$5,000
Nominating and Corporate Governance Committee Members	$3,000
Information Security Risk Committee Members	$3,000

Director Stock-Based Compensation

Each newly elected or appointed non-employee director receives an initial grant of $150,000 in value of restricted shares, when he or she joins our Board, which vests annually over three years and are settled in shares of Common Stock. Thereafter, on the date of each annual meeting of stockholders, each non-employee director receives an annual grant of $125,000 in value of restricted shares, which vests upon the earlier of (i) the date of the next annual meeting of stockholders, or (ii) upon the one-year anniversary of the date of grant, and are settled in shares of Common Stock. All such restricted shares are subject to the continued service by the non-employee director on our Board, and automatically vest in full and become exercisable immediately prior to a change in control of the Company.

Director Ownership Guidelines

On February 1, 2016, the Board approved stock ownership guidelines for the Board and senior executives.  The Board believes that significant stock ownership by Board members and Section 16 officers of the Company further aligns their interests with the interests of the Company’s stockholders. The ownership guidelines provide that within three (3) years after (i) the effective date of the guidelines or (ii) joining the Board, each non-management Board member shall own shares of the Company’s common stock having a value, at a minimum, of three times the annual cash retainer for service on the Board as established from time to time by the Board. Shares that count toward this ownership guideline include shares owned outright in the Board member’s name and shares held in trust for the member’s benefit or the benefit of the member’s immediate family. Shares that do not count toward this ownership guideline include unexercised stock options and shares of restricted stock for which restrictions have not yet lapsed (unvested restricted stock). A non-management Board member will not be permitted to sell shares of the Company’s common stock (using established pre-clearance procedures) unless such Board member’s holdings of the Company’s common stock meet the minimum ownership guideline established above.

2018 Notice of Meeting and Proxy Statement

2017 Director Compensation Table

The following table provides information concerning the compensation earned by each of our non-employee directors for the year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)(1)	Total ($)
Scott Daniels	48,500	130,578	179,078
Marina Levinson	25,515	287,280	312,795
David Friend	35,000	130,578	165,578
Peter Gyenes	46,000	130,578	176,578
Charles Kane	53,000	130,578	183,578
Todd Krasnow	52,500	130,578	183,078
Stephen Munford	66,000	130,578	196,578
Jeffry Flowers (2)	11,667	14,993	26,659

(1)
The amounts reported in this column represent the aggregate grant date fair value of stock awards, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), except that no forfeiture assumptions were included in this calculation. See Note 10 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2017 for a discussion of the relevant assumptions used in calculating these amounts. Note that amounts reported in this column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the recipients of these stock awards.

(2)	Mr. Flowers is no longer a member of the Board as of May 8, 2017.

The following table shows the aggregate number of stock awards and stock option awards held as of December 31, 2017 by each of our non-employee directors who served during 2017:

Name	Stock Awards (#)	Option Awards (#)
Scott Daniels	11,426	—
Jeffry Flowers (1)	—	—
David Friend	6,218	91,125
Peter Gyenes	8,301	9,000
Charles Kane	6,218	56,500
Todd Krasnow	6,218	60,500
Stephen Munford	6,218	43,000
Marina Levinson	13,680	—

(1)	Mr. Flowers is no longer a member of the Board as of May 8, 2017.

2018 Notice of Meeting and Proxy Statement

PROPOSAL TWO
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has engaged Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and is seeking ratification of such selection by our stockholders at the Annual Meeting. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our By-Laws nor other governing documents or law require stockholder ratification of the selection Deloitte as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Change in Independent Registered Public Accounting Firm

The Audit Committee of our Board determined, consistent with good governance practices, to review the selection of our independent auditor for the fiscal year ending December 31, 2017. We conducted a competitive request for proposal process with several independent registered public accounting firms, including our previous incumbent auditor, Ernst & Young LLP (“EY”). Following the conclusion of this process, the Audit Committee, on August 14, 2017, recommended and authorized the dismissal of EY as our independent registered public accounting firm, and authorized the engagement of Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

The reports of EY on our consolidated financial statements for each of the two fiscal years ended December 31, 2016 and 2015, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of our consolidated financial statements for each of the two fiscal years ended December 31, 2016 and 2015, and in the subsequent interim periods through August 14, 2017, there were no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter in their report.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

2018 Notice of Meeting and Proxy Statement

Audit-Related Matters

Report of the Audit Committee of the Board of Directors

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://investor.carbonite.com/corporate-governance. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Carbonite’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2017.

The Audit Committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard (AS) 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee discussed with Deloitte their independence and received from Deloitte the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. The Committee has also considered whether, and to what extent, if any, the fact that Deloitte may, from time to time, provide non-audit services to the Company, is compatible with maintaining the auditor’s independence and has discussed this with Deloitte. Finally, the Audit Committee discussed with Deloitte, with and without management present, the scope and results of Deloitte’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee recommended to our Board that such audited consolidated financial statements be included in our Form 10-K for the year ended December 31, 2017. The Audit Committee has also engaged Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and is seeking ratification of such selection by the stockholders.

Audit Committee
Charles Kane, Chair
Todd Krasnow
Scott Daniels
Principal Accountant Fees and Services

The following table provides a summary of fees for professional services rendered by Deloitte for the fiscal year ended December 31, 2017 and EY for the fiscal year ended December 31, 2016. All services and fees described below were approved by our Audit Committee.

	Fiscal Year Ended December 31,
	2017	2016
Audit Fees	$1,016,000	$1,911,073
Audit-Related Fees	$37,000	$1,733,000
Tax Fees	—	—
All Other Fees	—	$2,790
Total Fees	$1,053,000	$3,646,863

Audit Fees

Audit fees consist of fees incurred by Deloitte during the fiscal year 2017 and EY during the fiscal year 2016. Included in the balance are the aggregate fees for the audits of our annual consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, reviews of each interim consolidated financial statements included in our quarterly reports, and other matters related to our SEC compliance and filings. In the fiscal year 2017, prior to their dismissal, we incurred audit fees of $694,000 from EY that are not included in the table above.

2018 Notice of Meeting and Proxy Statement

Audit-Related Fees

Audit-related fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” In the fiscal year 2017, Deloitte's services related to due diligence activities and auditing of our acquisitions. In the fiscal year 2017, prior to their dismissal, we incurred audit-related fees of $293,000 from EY that are not included in the table above related to acquisition accounting and due diligence. In the fiscal year 2016, EY's fees related primarily to quarterly and annual audits, acquisition accounting, due diligence and other services in connection with our acquisition of assets from EVault, Inc.

All Other Fees

All other fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above. In the fiscal year 2017, prior to their dismissal, we incurred other fees of $314,000 related to capital market advisory services from EY that are not included in the table above. In 2016, these EY’s fees consisted of an amount paid for the use of an online accounting research tool.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee approved all audit and other services provided by EY and Deloitte and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee.

2018 Notice of Meeting and Proxy Statement

EXECUTIVE OFFICERS
The following is biographical information for our current executive officers other than Mr. Ali.

Name	Age	Position
Anthony Folger	46	Chief Financial Officer and Treasurer
Danielle Sheer	37	General Counsel and Secretary
Norman Guadagno	54	Senior Vice President of Marketing
Paul Mellinger	56	Senior Vice President of Global Sales
Deepak Mohan	56	Senior Vice President of Products & Engineering

Anthony Folger Age: 46

Skills and Qualifications
Senior Leadership Experience: More than 20 years of experience in finance and global operations and more than 10 years of senior leadership experience with high growth, global technology companies.

Anthony Folger has served as our Chief Financial Officer and Treasurer since January 2013 and oversees our customer facing and business operations including customer support, data center operations, finance, investor relations, corporate development, information technology, business analytics and human resources.

From June 2006 to December 2012, Mr. Folger held senior leadership positions at Acronis AG, a leading provider of backup, disaster recovery and secure access solutions, including Chief Financial Officer from October 2008 to December 2012. Prior to Acronis, Mr. Folger held senior finance positions at Starent Networks Corp., an information technology products company, served as an audit manager at PricewaterhouseCoopers LLP and as corporate controller of Marketmax, Inc., a provider of planning software for the retail industry, and of Habama Inc., a software company, from July 2000 to July 2001.  Mr. Folger began his career in various audit-related capacities at Deloitte & Touche, LLP.

Mr. Folger holds a B.A. in Accounting and Economics from The College of the Holy Cross, and he is a Certified Public Accountant.

Norman Guadagno Age: 54

Skills and Qualifications
Senior Leadership Experience: More than a decade of experience at technology companies and specialized marketing agencies has enabled Mr. Guadagno to bring deep strategic, marketing, and technology insight to Carbonite. He has brought a billion dollars worth of products to market and created dozens of value-creating marketing programs. In 2015, he was named by Brand Quarterly Magazine as one of the top 50 over 50 marketing thought leaders in the world.

Norman Guadagno has served as our Senior Vice President of Marketing since January 6, 2016. He has direct responsibility over global marketing, brand strategy, channel marketing and product marketing, and oversees a multifunctional team managing all operational execution areas of the unit. Prior to Carbonite, Mr. Guadagno served as Senior Vice President of Marketing Strategy for Wire Stone, LLC, an independent digital marketing agency, from July 2015 to December 2015, Vice President of Client Engagement from February 2014 to July 2015, Managing Director from March 2012 to February 2014, and Solution Architect from February 2011 to March 2012. Prior to Wire Stone, Mr. Guadagno served as a Principal for Methodologie, Inc., a design and communications strategy firm, from October 2009 to December 2010, where he was responsible for client strategy and account growth. Prior to Methodologie,

2018 Notice of Meeting and Proxy Statement

Mr. Guadagno held various roles at Microsoft Corporation where he led various marketing and strategy teams, and was responsible for the Application Lifecycle Management business with revenue, adoption and field satisfaction targets.

Mr. Guadagno holds an M.A. in Psychology from Rice University and a B.A. in Psychology from the University of Rochester.

Paul Mellinger Age: 56

Skills and Qualifications
Senior Leadership Experience: More than 15 years of service in various leadership and executive integration roles at IBM, Cognos and SPSS.

Paul Mellinger has served as our Senior Vice President of Global Sales since February 2017 and previously served as our Senior Vice President of EVault from January 2016 to February 2017. He has direct responsibility for Carbonite's worldwide sales business. From January 2013 to December 2015, Mr. Mellinger served as the Vice President of Software Sales at International Business Machines Corporation (“IBM”), where he was primarily responsible for leading IBMs worldwide team of software client leaders. From June 2008 to December 2012, Mr Mellinger also served as Vice President of Sales and Integration for Cognos, a software division of IBM, from June 2006 to June 2008 as Vice President of Software Sales, Asia Pacific, and from January 2003 to June 2006 as Vice President, Software Sales, North America. He serves on the Washington University Alumni and Parents Council.

Mr. Mellinger holds a B.S. in Mechanical Engineering from Washington University in St. Louis and an M.B.A. from the Olin School of Business at Washington University.

Danielle Sheer Age: 37

Skills and Qualifications
Senior Leadership Experience: More than 12 years of experience in technology-related corporate matters, global mergers and acquisitions, public company reporting, and data security and privacy compliance.  She is the founding member of Carbonite's legal team, leading the Company through its initial public offering, several technology acquisitions, and successfully defending against a hostile tender offer and activist shareholder proxy contests.

Danielle Sheer has served as our General Counsel since September 2009 and as our Corporate Secretary since 2011. She has direct responsibility for Carbonite’s global legal and corporate governance affairs, technology partnerships, intellectual property portfolio, and worldwide data security and privacy compliance. From August 2006 to September 2009, Ms. Sheer was a corporate attorney in New York with the law firm of Willkie Farr & Gallagher LLP, where she concentrated on business and securities transactions. Ms. Sheer serves on the board of directors of The Boston Club and the Board of Overseers of Beth Israel Deaconess Medical Center, on the advisory boards of LinkSquares, Inc. and Women in the Enterprise of Science and Technology. She has been named to the Boston Business Journal's “Forty under 40” list of emerging business leaders, honored by the Massachusetts Bar Association and Massachusetts Lawyers Weekly as an “In-house Leader in the Law,” as “Maverick of the Year” for Women in Business, and named an “Emerging Leader for Advancing Women Leaders” by the Boston Business Journal.

Ms. Sheer holds a J.D. from Georgetown University Law Center and a B.A. in Philosophy from George Washington University.

2018 Notice of Meeting and Proxy Statement

Deepak Mohan Age: 56

Skills and Qualifications

Senior Leadership Experience: More than 25 years of experience building secure and scalable commercial enterprise solutions for large and mid-market IT infrastructure. Deep understanding of the data protection space having led $1B+ product divisions at Symantec Corporation and EMC Corporation. Veteran at leading transition to cloud and SaaS applications. Functional expert across IT, software engineering, product management and agile processes.

Deepak Mohan has served as our Senior Vice President of Products and Engineering since February 21, 2017. He has direct responsibility over product strategy, engineering and product management for the entire Carbonite family of home and business solutions. Prior to Carbonite, Mr. Mohan served at Chief Executive Officer and Founder for ActoVoice, Inc., a mobile and cloud-based customer engagement platform, from October 2015 to Feb 2017. Prior to ActoVoice, Inc. Mr. Mohan served as Senior Vice President, Backup & Recovery Systems Division for EMC Corporation, a leading provider of IT storage hardware solutions, from July 2013 to September 2015. Prior to EMC Corporation, Mr. Mohan served as Senior Vice President, Information Management Group for Symantec Corporation, an information protection expert, from 1998 to 2013.

Mr. Mohan holds a Master’s Degree in Computer Science from New York University and a Bachelor’s Degree from the Indian Institute of Technology, Kanpur. India. He holds two patents in the data protection space.

2018 Notice of Meeting and Proxy Statement

PROPOSAL THREE
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory (non-binding) basis, the 2017 compensation of our named executive officers (sometimes referred to as “say-on-pay”). We currently intend to submit the compensation of our named executive officers to stockholders annually, consistent with the advisory vote at our 2012 annual meeting of stockholders. Accordingly, you may vote on the following resolution at the Annual Meeting:

“RESOLVED that the stockholders approve, on an advisory (non-binding) basis, the 2017 compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

This vote is non-binding. However, our Board and the Compensation Committee value the opinions expressed by our stockholders and will carefully consider the outcome of this vote when making future compensation decisions for the Company’s executive officers.

As described in detail in the Compensation Discussion and Analysis, our compensation programs are designed to motivate our executive officers to create a successful company. Our philosophy is to tie a greater percentage of an executive officer’s compensation to stockholder returns and to keep cash compensation to a competitive level while providing the opportunity to be well-rewarded through equity if we perform well over time. We believe that our executive compensation program, with its balance of short-term incentives (including base salary and performance bonuses) and long-term incentives (including performance-based equity awards) reward sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure for a comprehensive explanation and analysis of our executive compensation policies and practices.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE 2017 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED NARRATIVE DISCLOSURE.

2018 Notice of Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles underlying our policies and decisions with respect to the compensation of our named executive officers who are included in the “2017 Summary Compensation Table.” These 2017 named executive officers were as follows:

Name	Title
Mohamad Ali	President and Chief Executive Officer (our “CEO”)
Anthony Folger	Chief Financial Officer and Treasurer (our “CFO”)
Danielle Sheer	General Counsel and Secretary
Norman Guadagno	Senior Vice President of Marketing
Paul Mellinger	Senior Vice President of Global Sales
Deepak Mohan	Senior Vice President, Product and Engineering

2017 Executive Summary

We believe we must attract, retain and motivate leaders who can position the Company to deliver financial and operational results for the benefit of our stockholders. Our executive compensation program, which is administered by the Compensation Committee, is designed to achieve this objective. The philosophy of how we will compensate our executive officers in the future may not be the same as how they have been compensated previously. The Compensation Committee will continue to review, evaluate, and modify our executive compensation program to support the Company’s business strategies and align our compensation program with commonly viewed executive compensation best practices, market trends and the success of our business.

Recent Compensation Actions

As part of its annual compensation process, the Compensation Committee of the Board approved the following compensation decisions with respect to the named executive officers:

•
2017 Cash Bonus Plan. Under the 2017 cash bonus plan, bonuses were determined based on the Company’s performance with respect to new bookings, renewal bookings and adjusted free cash flow targets, weighted 50%, 25% and 25%, respectively. Based on the Company’s goal attainment of 83%, 101%, and 102%, respectively, the Compensation Committee certified a bonus payout of 55% of target for the participating named executive officers, as further described in the section below titled "Elements of our Executive Compensation Program".

•
2017 Equity Incentives. The 2017 annual equity program consisted of RSUs and PRSUs as part of the annual equity grants in order to further align senior management compensation with stockholder value. Under the terms of the 2017 RSU award agreements, the RSUs vest in equal annual installments over four years from the date of grant. Under the terms of the 2017 PRSU award agreements, the PRSUs are earned if, within three years from the date of grant, the Company achieves a minimum stock price of $25 per share for 20 consecutive trading days, representing a 52% premium as compared to our December 31, 2016 closing stock price of $16.40 per share. Once the performance condition is satisfied, the PRSUs are subject to service vesting, with vesting of such PRSUs to occur quarterly over the one-year period from the date of performance achievement, subject to the recipient's continued service to the Company through the applicable vesting date. On January 26, 2018 the PRSUs achieved the $25.00 trading price for 20 consecutive trading days and as such the PRSUs began to vest subject to the service-based vesting conditions set forth in the respective PRSU agreement.

Stockholder Engagement

We believe in the importance of engaging with and listening to our stockholders. In recent years we have proactively reached out to many of our largest stockholders to solicit their feedback on our executive compensation, corporate governance, or our disclosure practices. We expect to continue to engage in an open dialogue with our stockholders through a combination of email exchanges, conference calls and in-person meetings. We received valuable feedback from stockholders, as well as appreciation of our ongoing outreach efforts and acknowledgment of our increased engagement from stockholders, and we believe we have addressed many of the topics raised by our stockholders.

2018 Notice of Meeting and Proxy Statement

Changes We’ve Made in Response to Stockholder Feedback
✓	Performance-Based Equity Program for 2017
✓	Stock Ownership Guidelines for Board and Senior Executives
✓	Independent Chairman of the Board
✓	Commitment to Ongoing Stockholder Outreach & Engagement

Key Features of our Executive Compensation Program for Named Executive Officers

The Compensation Committee reviews on an ongoing basis the Company’s executive compensation and benefits programs to evaluate whether these programs support the Company’s compensation philosophy and objectives, as described below, and serve the interests of our stockholders. The Company’s practices include the following, each of which the committee believes reinforces our executive compensation philosophy and objectives:

What We Do:
✓
Performance-Based Equity - One-half of long-term incentives for all senior management was in the form of performance based restricted stock units (PRSUs) tied directly to stock price appreciation and, once achieved, subject to further time vesting, in order to further align senior management compensation with stockholder returns.

✓
Linkage Between Performance Measures and Strategic and Operational Objectives - Our executive compensation program is designed to align compensation incentives with our strategic, business, and financial objectives and the long-term interests of our stockholders.

✓
Pay for Performance - A significant percentage of our targeted annual compensation is delivered in the form of variable compensation that is connected to actual performance. For 2017, variable compensation comprised approximately 42% of the targeted annual compensation for our named executive officers.

✓	Market Comparison of Executive Compensation Against a Relevant Peer Group
✓
“Double Trigger” in the Event of a Change in Control - In the event of a change in control, cash severance benefits and unvested equity awards are predominantly payable or vest upon a “double trigger” for our senior executive officers.

✓	Independent Compensation Consultant - The Compensation Committee retains its own compensation consultant to review and advise on the Company’s executive compensation program and practices.
✓	Maximum Payout Caps for Annual Cash Incentive Compensation
✓
Share Ownership Guidelines - It is recommended that our Chief Executive Officer hold a number of shares of our common stock with a value in excess of 3x his or her annual base salary, and our other senior executive officers hold a number of shares of our common stock with a value in excess of 1x their annual base salaries, each within three years of the adoption of the guidelines or, if later, promotion or hire.

✓
Emphasis on Future Pay Opportunity vs. Current Pay Opportunity - For 2017, all our long-term incentive awards were delivered 100% in the form of equity, designed to encourage retention and stock price appreciation through restricted stock units (RSUs) and PRSUs.

What We Don’t Do:
☒	No Change in Control or Perquisite Tax Gross-Ups
☒	No Excessive Severance Benefits
☒	No Service-Based Defined Benefit Pension Plan or Other Similar Benefits
☒	No Repricing of Underwater Stock Options

2018 Notice of Meeting and Proxy Statement

How We Set Executive Compensation

Executive Compensation Philosophy

We believe the achievement of our business and financial objectives will be reflected in the value of our equity. We also believe that equity compensation is a significant motivator in attracting qualified employees to technology companies such as ours. In order to align the incentives our executive officers receive with the creation of stockholder value, our compensation philosophy ties a significant percentage of an executive officer’s compensation to stockholder returns. To this end, in 2017, we used RSUs and PRSUs as major components of our named executive officer annual compensation program.

Executive Compensation Objectives and Determination Process

We recognize that our ability to excel depends on the integrity, knowledge, imagination, skill, diversity, and teamwork of our employees. The principles and objectives of our compensation and benefits program for our employees generally, and for our named executive officers specifically, are to:

•	attract, engage and retain individuals of superior ability, experience, and managerial talent, enabling us to be an employer of choice in the highly-competitive and dynamic technology industry;

•	align compensation incentives with our strategic, business, and financial objectives and the long-term interests of our stockholders;

•	motivate and reward executives whose knowledge, skills, and performance are deemed instrumental to our continued success; and

•	provide total compensation that is fair, reasonable, and competitive.

Many of our compensation components simultaneously fulfill one or more of these principles and objectives. As discussed in further detail below, the material components of our 2017 executive compensation program consisted of base salary, annual cash incentive awards and equity compensation. In addition, our named executive officers are eligible to participate in our corporate-wide benefit programs and receive post-termination benefits upon a qualifying termination of employment. We view each component of executive compensation as related but distinct, and we review total compensation of our executive officers annually to determine whether our overall compensation objectives are achieved. While we have identified particular compensation objectives that each component of executive compensation serves, our compensation programs are designed to be flexible and complementary, and to collectively serve the executive compensation objectives described above.

We determine the appropriate level for each compensation component in part based on the compensation offered to similarly situated executives at a peer group of companies and as supported by relevant market surveys, as well as on the market experience of members of the Compensation Committee and the insight of the Compensation Committee’s independent compensation consultant. In addition, we consider internal equity and consistency, the length of service of our executive officers, our overall performance, the executive officer’s individual performance, retention, and for executives other than the Chief Executive Officer, recommendations by the Chief Executive Officer, and other considerations that the Compensation Committee deems relevant. Members of our human resources, finance, and legal departments attend Compensation Committee meetings from time-to-time at the request of the Compensation Committee and provide background on materials presented to the Compensation Committee.

Independent Compensation Consultant

In order to assist our Compensation Committee in making executive compensation decisions, the Compensation Committee has engaged Radford, an Aon Company. In 2015, the Compensation Committee directed Radford to conduct a competitive market analysis and compensation study for our executive positions to consider changes to be implemented in the 2016 and 2017 executive compensation program. Radford also provides assistance to the Compensation Committee on determining strategic financial and operational performance goals and advice on rules, regulations, and general compensation trends regarding executive compensation.

Radford is directly accountable to the Compensation Committee for the performance of its services. In its role as advisor to the Compensation Committee, a senior representative of Radford attends meetings of the Compensation Committee, as requested by the Chairperson of the Compensation Committee, and otherwise consults with members of the Compensation Committee as necessary. The Compensation Committee reviewed the independence of Radford under Nasdaq and SEC rules and concluded that its work as compensation consultant has not raised any conflict of interest issues.

2018 Notice of Meeting and Proxy Statement

Competitive Peer Group

We operate in a competitive talent environment, particularly in the geographic areas in which we maintain a presence. As such, our Compensation Committee believes that it is important to review the executive compensation practices of companies that are similar in business and size to us to evaluate whether our executive compensation program is competitive and to assist us in meeting our overall executive compensation objectives. While the Compensation Committee factors peer compensation levels and practices into setting compensation levels, this peer information is one of many factors that the Compensation Committee considers in determining compensation levels, in addition to the other factors described above in "Executive Compensation Objectives and Determination Process". For base salary and target bonus, the Compensation Committee uses a guideline competitive positioning at the 50th percentile of the market data and for equity compensation uses a guideline competitive positioning at the 65th percentile of the market data. However, compensation may vary from the competitive positioning guidelines based on experience, scope of the position, individual performance and the overall performance of the Company.

In 2017, the Compensation Committee directed Radford to review the Company’s competitive peer group established in late 2016 to assess whether it remained appropriate for the Compensation Committee’s competitive market review. Based on that review, Radford recommended that the following companies be deleted from the Company’s historical peer group because they no longer met the requirements with regard to revenue, market capitalization or number of employees: Constant Contact, Covisint, Demandware, eGain, SciQuest, Upland Software and Zix. In addition, based on similar considerations and the structure of the Company’s business, Radford recommended the addition of: Barracuda Networks, Bottomline Technologies, inContact, Interactive Intelligence Group, Jive Software, Varonis Systems and VASCO Data Security. The following revised peer group was used for purposes of evaluating 2017 executive compensation decisions:

Barracuda Networks	Bazaarvoice, Inc.	Bottomline Technologies
Brightcove, Inc.	Callidus Software, Inc.	Cornerstone OnDemand, Inc.
Five9, Inc.	Guidance Software, Inc.	inContact
Interactive Intelligence Group	Intralinks Holdings, Inc.	Jive Software
Limelight Networks, Inc.	LivePerson, Inc.	LogMeIn, Inc.
Marchex, Inc.	PROS Holdings, Inc.	SPS Commerce, Inc.
Stamps.com Inc.	Tangoe, Inc.	TechTarget, Inc.
Varonis Systems	VASCO Data Security	XO Group, Inc.

Stockholder Advisory Vote on Executive Compensation

At our 2017 Annual Meeting, we conducted our annual non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. At our 2017 Annual Meeting, more than 97% of the votes cast by stockholders on this proposal were cast in support of the 2017 compensation of our named executive officers as reported in our 2017 Proxy Statement.

Elements of Our Executive Compensation Program
The summary table below and the narrative that follows identifies and describes the key elements of our 2017 annual executive compensation program:

2018 Notice of Meeting and Proxy Statement

Element	Form of Compensation	Objective & Considerations
Base Salary	Fixed cash payment
Designed to establish a base foundation to attract, retain and motivate executive officers and for the Company to remain competitive among peer companies.
Salary increases are determined after giving consideration to the base compensation paid to similarly situated executives within the peer group and making an assessment of each executive officer’s responsibilities, individual performance and contributions, prior experience, current base salary, equity ownership, and the amounts paid to such executive officer’s peers inside the Company.

Incentive Cash Bonus	Variable cash payment
Designed to motivate and reward executive officers for the achievement of pre-established performance goals for the applicable fiscal year, as set by the Compensation Committee.
Our Compensation Committee determines target bonuses after considering incentive cash bonuses paid to similarly situated executives within the peer group and other factors such as each executive officer’s responsibilities, individual contributions, prior experience, sustained performance, current base salary, equity ownership, and the target bonuses of such executive officer’s peers inside the Company.

Equity Incentives	RSUs and PRSUs
Designed to align the interests of our named executive officers with the interests of our stockholders, with an emphasis on stock price appreciation through PRSUs, and encourage the retention of our named executive officers through the vesting period of the awards.
    Our Compensation Committee considers certain internal factors when granting equity awards, such as the relative job scope, the value of prior and outstanding equity awards, and individual performance and contributions, as well as certain external factors such as the levels of unvested equity awards held by our named executive officers in relation to similarly situated executives within the peer group.

Base Salaries

The initial base salaries for our named executive officers were established through arm’s-length negotiations at the time that each executive was hired, taking into account the executive’s qualifications, experience, expected position with the Company, and prior salary. After hire, the annual base salaries of our named executive officers are approved and reviewed annually by our Compensation Committee.

Early in 2017, our Compensation Committee approved the base salaries for each of our named executive officers after considering the base salary paid to similarly-situated executives in the peer group and making an assessment of each executive officer’s responsibilities, individual performance and contributions, prior experience, current base salary, equity ownership, and the amounts paid to such executive officer’s peers inside the Company. The base salary for Mr. Mohan was approved at his hire and was determined after considering market data, the Company’s internal compensation practices and the compensation levels that he received from his prior employer. Our Compensation Committee set the annual base salaries of our named executive officers for 2017 as follows:

Name	2017 Base Salary	Percentage Increase over 2016 Base Salary
Mohamad Ali	$423,000	10%
Anthony Folger	$371,315	3%
Danielle Sheer	$289,224	5%
Norman Guadagno	$286,000	4%
Paul Mellinger	$309,000	3%
Deepak Mohan	$325,000	N/A

Incentive Cash Bonuses

Each of our named executive officers is eligible to participate in our incentive cash bonus plan based upon attainment of key corporate operating metrics, each of which are established annually by our Compensation Committee. Our Compensation Committee annually measures the attainment of these metrics and bonuses.

In 2017, our Compensation Committee approved incentive cash bonus arrangements for our named executive officers and other employees reporting directly to the CEO. Our Compensation Committee approved target bonuses for each of our executives for 2017 after considering incentive cash bonuses paid to similarly situated executives within the peer group and other factors such as each executive officer’s responsibilities, individual performance and contributions, current base salary, equity ownership, and the

2018 Notice of Meeting and Proxy Statement

target bonuses of such executive officer’s peers inside the Company. The target bonus opportunity for Mr. Mohan was approved at his time of hire and determined after considering market data, the Company's internal compensation practices and the compensation levels that he received from his prior employer. Based on these considerations, for 2017, our Compensation Committee approved target bonus opportunities for each of our named executive officers as set forth in the table below.

Name	2017 Target Bonus Opportunity (as a % of Base Salary)
Mohamad Ali	100%
Anthony Folger	65%
Danielle Sheer	40%
Norman Guadagno	45%
Paul Mellinger	75%
Deepak Mohan	50%

In order to link the incentive cash bonus program with the Company’s strategic operating plan, the Compensation Committee chose metrics that the Compensation Committee determined were supportive of our corporate operating objectives and based the underlying target goals on the Company’s Board-approved budget and operating plan. The Compensation Committee established the payout formula for each of the performance metrics to encourage strong, focused performance. Given the economic and market conditions at the time the targets were set, the target payout level was designed to represent strong performance, while payout at the maximum level was designed to represent superior performance. For 2017, the Compensation Committee chose new bookings, renewal bookings and adjusted free cash flow as the performance metrics for the incentive cash bonus program, weighted 50%, 25% and 25%, respectively:

•
New Bookings Target (weighted 50%). The bonus for the new bookings component is calculated based on a range of 85% to 115% achievement of the target goal, with linear calculations for achievement between 85% and 100% of target and achievement between 100% and 115% of target. In order to receive a threshold payout equal to 25% of a participant’s bonus opportunity for this component, the Company must achieve at least 85% of the new bookings target. In addition, in order for the new bookings accelerator (i.e., a greater than 100% bonus payout) to become effective, the 2017 adjusted free cash flow achievement must be within the achievement range (at least 85% of target or $23.6 million). The 2017 new bookings target included new bookings of Double-Take Software, Inc., the assets of which were acquired by the Company in January 2017. For purposes of the 2017 incentive program, new bookings is defined as revenue recognized during the period plus the change in deferred revenue on a constant currency basis (excluding deferred revenue recorded in connection with acquisitions) during the same period minus renewal bookings made during the period. The following chart illustrates the 2017 performance measures and associated weightings for the new bookings component of the 2017 incentive cash bonus program for each of the eligible named executive officers.

New Bookings Component

250%
200%
150%
100%
50%
0%
200%
167%
133%
115%
110%
105%
100%
95%
90%
85%
100%
75%
50%
25%
1
2
3
4
5
6
7

	1	2	3	4	5	6	7
Achievement %	85%	90%	95%	100%	105%	110%	115%
Bonus %	25%	50%	75%	100%	133%	167%	200%

For 2017, our new bookings target was $73.44 million and we achieved new bookings of $61.06 million or 83% of the target. Achievement of 83% of the target resulted in a payout of 0% for this portion of the incentive cash bonus.

2018 Notice of Meeting and Proxy Statement

•
Renewal Bookings (weighted 25%). The bonus for the renewal bookings component is calculated based on a range of 85% to 115% achievement of the target, with linear calculations for achievement between 85% and 100% of target and achievement between 100% and 115% of target. The 2017 renewal bookings target included renewal bookings of the Double-Take Software, Inc. business. For purposes of the 2017 incentive program, customer renewal bookings is defined as total bookings less new bookings, excluding any bookings associated with promotions that result in early renewal of subscriptions. The following chart illustrates the 2017 performance measures and associated weightings for the renewal bookings component of the 2017 incentive cash bonus program for each of the eligible named executive officers.

Renewal Bookings Component

250%
200%
150%
100%
50%
0%
85%
90%
95%
100%
105%
110%
115%
25%
50%
75%
100%
133%
167%
200%

	1	2	3	4	5	6	7
Achievement %	85%	90%	95%	100%	105%	110%	115%
Bonus %	25%	50%	75%	100%	133%	167%	200%

For 2017, the renewal bookings target was set at $180.34 million. In order to receive a threshold payout equal to 25% of a participant’s bonus opportunity for this component, the Company was required to achieve a renewal rate of 85% of target, with a maximum payout if the Company achieved 115% of target. In 2017, the Company achieved a renewal booking of $182.84 million which is 101% of its renewal bookings target, resulting in a payout of 109% for this portion of the incentive cash bonus.

•
Adjusted Free Cash Flow (weighted 25%). The bonus for the adjusted free cash flow component is calculated based on a range of 85% to 130% achievement of the target goal, with linear calculations for achievement between 85% and 100% of target and achievement between 100% and 130% of target. For purposes of the 2017 incentive cash bonus program, adjusted free cash flow is defined as cash from operating activities less capital expenditures and adjusted for currency fluctuations from budgeted rates and less extraordinary items, such as nonrecurring litigation costs and certain M&A and stock offering costs. The following chart illustrates the 2017 performance measures and associated weightings for the free cash flow component of the 2017 incentive cash bonus program for each of the eligible named executive officers.

# Executive Compensation Plan - FCF Component (25%)

250%
200%
150%
100%
50%
0%
200%
167%
133%
115%
110%
105%
100%
100%
95%
90%
85%
75%
50%
25%

| | 1 | 2 | 3 | 4 | 5 | 6 | 7 |
|---|---|---|---|---|---|---|---|
| Achievement % | 85% | 90% | 95% | 100% | 105% | 110% | 115% |
| Bonus % | 25% | 50% | 75% | 100% | 133% | 167% | 200% |

For 2017, the adjusted free cash flow target was set at $27.82 million. In order to receive a threshold payout equal to 25% of a participant’s bonus opportunity for this component, the Company was required to achieve adjusted free cash flow of $23.65 million, with a maximum payout if the Company achieved adjusted free cash flow of $32 million. The adjusted free cash

2018 Notice of Meeting and Proxy Statement

flow target was set based on the Board approved plan for the year. In 2017, the Company achieved $28.35 million in adjusted free cash flow which is 102% of its adjusted free cash flow, resulting in a payout of 113% for this portion of the incentive cash bonus.

The table below sets forth the incentive cash bonuses paid to each of our participating named executive officers based on the 2017 incentive cash bonus program.

Name	2017 Target Bonus Opportunity	2017 Bonus Payouts	2017 Payout as a % of Target
Mohamad Ali	$416,875	$229,506	55%
Anthony Folger	$240,183	$132,144	55%
Danielle Sheer	$115,128	$63,341	55%
Norman Guadagno	$127,875	$70,362	55%
Paul Mellinger	$230,625	$126,885	55%
Deepak Mohan	$139,479	$76,713	55%

Sign-On Bonus

In connection with the commencement of his employment, Mr. Mohan received a cash sign-on bonus of $30,000. Mr. Mohan was obligated to repay a prorated portion of this sign-on bonus in the event he voluntarily terminated his employment with the Company prior to the one year anniversary of his employment.

Equity Incentives

The goal of our equity incentive awards is to align the interests of our named executive officers with the interests of our stockholders. Our equity incentive awards are designed to encourage the retention of our named executive officers through the vesting period of the awards and to further align the interests of our named executive officers with stockholders through the use of PRSUs. In determining the size of the equity incentives to be awarded to our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of prior and outstanding equity awards, and individual performance and contributions, as well as external factors such as the levels of unvested stock options held by our executive officers in relation to similarly situated executives within the peer group and the equity grant practices within the peer group and the broader market.

We use equity grants to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and additional, or “refresher,” grants. Our Compensation Committee considers the award of refresher grants on an annual basis; however, the Committee retains discretion to make equity grants to our employees, including our named executive officers, at any time, including in connection with the promotion of an employee, to reward an employee, for retention purposes, or for other circumstances recommended by management.

To reward and retain our named executive officers in a manner that aligns their interests with stockholders’ interests, we historically used stock options as the primary incentive vehicles for long-term compensation. Although the Compensation Committee believes that stock options are a useful tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock options to our future performance, in 2017 we used RSUs and PRSUs so that, in the interest of retention, our executives would obtain some value from their equity interests independent of appreciation in the market price of our stock while still being incentivized to achieve increases in the value of our Common Stock over time.

Our Compensation Committee granted RSU and PRSU awards to each of our named executive officers, as set forth in the table below. The number of shares of our Common Stock subject to each award was determined based on the current and projected value of previously granted equity awards and the percentage of such existing equity awards that have vested, relative to similarly situated executives within the peer group and/or individual and company performance. The table below sets forth the February 2017 equity grants to each of our named executive officers. Under the terms of the 2017 RSU award agreements, the RSUs vest in equal annual installments over four years from the date of grant. Under the terms of the 2017 PRSU award agreements, the PRSUs are earned if, within three years from the date of grant, the Company achieves a minimum stock price of $25 per share for 20 consecutive trading days, representing a 52% premium as compared to our December 31, 2016 closing stock price of $16.40 per share. Once the performance condition is satisfied, the PRSUs are subject to service vesting, with vesting of such PRSUs to occur quarterly over the one-year period from the date of performance achievement, subject to the recipient's continued service to the Company through the applicable vesting date. On January 26, 2018, the PRSUs achieved the $25.00 trading price for 20 consecutive trading days and as such the PRSUs began to vest subject to the service-based vesting conditions set forth in the respective PRSU agreement.

2018 Notice of Meeting and Proxy Statement

Name	Shares of Common Stock Subject to PRSU Award	Shares of Common Stock Subject to RSU Award
Mohamad Ali	59,623	59,632
Anthony Folger	25,761	25,761
Danielle Sheer	15,742	15,742
Norman Guadagno	17,174	17,174
Paul Mellinger	20,036	20,036
Deepak Mohan	19,315	19,900

In connection with the commencement of his employment with the Company, Mr. Mohan received a RSU grant with respect to 19,900 shares of our common stock and a PRSU grant with respect to 19,315 shares of our common stock, in each instance subject to the same vesting conditions as the RSUs and PRSUs granted to our other named executive officers. The Committee approved these grants as inducements for Mr. Mohan to join the Company and to incentivize performance over the vesting period. On January 26, 2018 the PRSUs achieved the $25.00 trading price for 20 consecutive trading days and as such the PRSUs began to vest subject to the service-based vesting conditions set forth in the respective PRSU agreement.

Equity Ownership Guidelines

On February 1, 2016, the Board approved stock ownership guidelines for the Board and senior executives.  The Board believes that significant stock ownership by Board members and Section 16 officers of the Company further aligns their interests with the interests of the Company’s stockholders. The ownership guidelines recommend that within three (3) years after (i) the effective date of the guidelines or (ii) being elected or appointed to a position as a Section 16 officer of the Company, whichever is later, (i) the Chief Executive Officer shall own shares of the Company’s common stock having a value, at a minimum, of three times his or her annual base salary; and (ii) each other Section 16 officer shall own shares of the Company’s common stock having a value, at a minimum, of one time his or her annual base salary. Shares that count toward the ownership guideline include shares owned by the Section 16 officer in the open market, shares held in trust for the benefit of the Section 16 officer or the benefit of the Section 16 officer’s immediate family, shares held in qualified plans, and unvested restricted stock units subject only to time-based vesting. Unvested and unexercised stock options and performance-based restricted stock awards that have not yet been earned and vested do not count toward the ownership guidelines.

Other Benefits

Our named executive officers participate in our corporate-wide benefit plans and programs, which includes participation in our tax-qualified defined contribution plan. We do not offer a service-based defined benefit pension plan or other similar benefits to our employees. Similarly, we do not provide nonqualified retirement programs.

Separation Benefits

Historically, at the time an executive commences employment with the Company, the Company entered into an offer letter agreement, severance agreement or employment agreement with that executive which provided for certain termination benefits if the executive’s employment was terminated by the Company without cause or due to good reason. As noted above, in February 2016, the Compensation Committee adopted a Severance Plan for members of the Company’s senior executive team, including each of the named executive officers, other than Mr. Ali. Mr. Ali is entitled to severance benefits under the terms of his employment agreement.

The Severance Plan provides for the payment of severance and other benefits to eligible senior executives in the event of a termination of employment with the Company (i) by the Company other than for cause or (ii) by a senior executive for good reason within twelve (12) months following a sale event, each as defined in the Severance Plan (each a “Terminating Event”). In the event of a termination by the Company other than for cause and not in connection with a sale event, the executive would receive a lump sum payment equal to half of the executive’s annual base salary and Company-paid COBRA premiums for up to six months. If the Terminating Event occurs within a certain time period in connection with a sale event with respect to the Company, the executive would be eligible to receive a lump sum payment equal to (i) the sum of the executive’s annual base salary, (ii) the sum of the target bonus as if it had been achieved at 100% for the fiscal year in which the sale event occurred, and (iii) COBRA premiums for up to 18-months post-termination.

In approving executive severance arrangements, our Compensation Committee considered the Company’s historical compensation practices as well as termination benefits provided to similarly situated employees within the peer group. We believe that severance arrangements help secure the continued employment and dedication of our named executive officers and are important as a recruitment and retention device as many of the companies with which we compete for executive talent have similar arrangements in place for their senior management.

2018 Notice of Meeting and Proxy Statement

Additional information regarding the severance arrangements with each of our named executive officers as of December 31, 2017, including a quantification of benefits that would have been received by each named executive officer had his or her employment terminated on December 31, 2017, is provided under “2017 Potential Payments upon Termination or Change in Control.”

CEO Pay Ratio

We have determined the internal pay ratio between our chief executive officer’s total compensation and the median annual total compensation of all employees (except the chief executive officer). We identified the “Median Employee” based on the annual total compensation of all full-time, part-time, and temporary employees employed by us on December 31, 2017. We annualized new-hire salaries using a mid-month convention based on hire date and included in gross pay the value of shares vested during the year in gross pay. For employees hired through an acquisition, we annualized their compensation based on the payroll integration date to ensure capture of a full year of earnings. Our chief executive officer had annual total compensation of $2,940,954 and our Median Employee had annual total compensation of $87,367. Therefore, our chief executive officer’s annual total compensation is 34 times that of the median of the annual total compensation of all of our employees. The CEO pay ratio disclosure rules of Item 402(u) of Regulation S-K provide significant flexibility regarding the methodology used to identify the median employee and calculate the median employee’s annual total compensation. Our methodology may differ materially from the methodology used by other companies to prepare their CEO pay ratio disclosures. Moreover, differences in employee populations, geographic locations, business strategies and compensation practices may contribute to a lack of comparability between our CEO pay ratio and the CEO pay ratio reported by other companies, including those within our industry.

2016 Notice of Meeting and Proxy Statement

2017 Summary Compensation Table
The following table summarizes the compensation earned by our chief executive officer, chief financial officer and our four other most highly compensated executive officers as of December 31, 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Mohamad Ali, President and Chief Executive Officer	2017	415,933	—	2,283,906	—	229,506	11,610	2,940,954
	2016	384,375	—	1,105,250	—	434,345	10,600	1,934,570
	2015	375,000	—	—	—	277,500	2,190	654,690

Anthony Folger, Chief Financial Officer and Treasurer	2017	369,235	—	986,646	—	132,144	11,610	1,499,635
	2016	358,750	—	485,500	—	263,502	6,955	1,114,707
	2015	336,667	—	2,795,694	184,723	124,567	17,765	3,459,416

Danielle Sheer General Counsel and Corporate Secretary	2017	287,604	—	602,918	—	63,341	11,286	965,149
	2016	279,000	—	442,100	—	126,108	12,226	859,434
	2015	267,917	20,000	253,348	147,778	79,303	25,009	793,355

Paul Mellinger Senior Vice President of Global Sales	2017	307,269	20,235	767,378	—	126,885	26,681	1,248,448
	2016	298,864	—	464,442	—	151,972	38,985	954,263

Norman Guadagno Senior Vice President of Marketing	2017	283,885	—	657,764	—	70,362	42,697	1,054,708
	2016	268,750	65,000	464,442	—	136,659	9,830	944,681

Deepak Mohan Senior Vice President of Product and Engineering	2017	267,500	30,000	840,342	—	76,713	28,721	1,243,277

(1)
The amounts reported in this column represent discretionary bonuses paid by the Company, including cash sign-on bonuses to Mr. Guadagno and Mr. Mohan, a retention bonus paid to Ms. Sheer and a spot bonus paid to Mr. Mellinger.

(2)
The amounts reported in these columns represent the aggregate grant date fair value of the RSU and PRSU awards, in each case calculated in accordance with FASB ASC Topic 718, except that no forfeiture assumptions were included. Under FASB ASC Topic 718, the vesting condition related to the 2015, 2016 and 2017 PRSUs is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above that could be calculated and disclosed based on achievement of the underlying market condition. For a discussion of the assumptions made in the valuations reflected in this column, see Note 10 of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2017. Note that amounts reported in this column reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by the recipients of these equity awards.

(3)	The amounts reported in this column represent incentive cash bonuses paid by the Company.

(4)
The amounts reported in this column for 2017 include life insurance premiums, 401(k) match contributions for each of the named executive officers ($10,800 for each of Ms. Sheer and Messrs. Ali and Folger) as well as housing allowances for Mr. Guadagno and Mr. Mellinger ($37,010 for Mr. Guadagno in 2017 and $29,200 for Mr. Mellinger in 2016). The cost for Mr. Mellinger's housing allowance is based on amounts actually paid by him.

2018 Notice of Meeting and Proxy Statement

2017 Grants of Plan-Based Awards Table
The following table provides information regarding grants of plan-based awards made to the named executive officers during the year ended December 31, 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/SH)	Grant Date Fair Value of Stock & Option Awards ($) (4)
Mohamad Ali	2/1/2017	104,219	416,875	833,750	—	—	—	—	—	—	—
	2/10/2017	—	—	—	14,908	59,632	59,632	—	—	—	1,141,953
	2/10/2017	—	—	—	—	—	—	59,632	—	—	1,141,953

Anthony Folger	2/1/2017	60,046	240,183	480,366	—	—	—	—	—	—	—
	2/10/2017	—	—	—	6,440	25,761	25,761	—	—	—	493,323
	2/10/2017	—	—	—	—	—	—	25,761	—	—	493,323

Danielle Sheer	2/1/2017	28,782	115,128	230,256	—	—	—	—	—	—	—
	2/10/2017	—	—	—	3,936	15,742	15,742	—	—	—	301,459
	2/10/2017	—	—	—	—	—	—	15,742	—	—	301,459

Norman Guadagno	2/1/2017	31,969	127,875	255,750	—	—	—	—	—	—	—
	2/10/2017	—	—	—	4,294	17,174	17,174	—	—	—	328,882
	2/10/2017	—	—	—	—	—	—	17,174	—	—	328,882

Paul Mellinger	2/1/2017	57,656	230,625	461,250	—	—	—	—	—	—	—
	2/10/2017	—	—	—	5,009	20,036	20,036	—	—	—	383,689
	2/10/2017	—	—	—	—	—	—	20,036	—	—	383,689
Deepak Mohan	2/1/2017	34,870	139,479	278,958	—	—	—	—	—	—	—
	5/5/2017	—	—	—	—	—	—	19,900	—	—	431,830
	8/4/2017	—	—	—	4,829	19,315	19,315	—	—	—	408,512

(1)
These amounts consist of the threshold, target and maximum cash award levels set in 2017 under the Company’s incentive cash bonus program. The amount actually earned by each named executive officer is included in the Non-Equity Incentive Plan Compensation column in the 2017 Summary Compensation Table. Please see “Compensation Discussion and Analysis” for further information regarding the incentive cash bonuses.

(2)
These amounts consist of PRSUs awards that vest in quarterly increments, subject to the Company’s attainment of a stock price of $25.00 per share for 20 consecutive trading days within three years from the date of grant. On January 26, 2018, the PRSUs achieved the $25.00 trading price for 20 consecutive trading days and as such the PRSUs began to vest subject to the service-based vesting conditions set forth in the PRSU Agreement.

(3)	These RSUs vest in equal annual installments over four years from the vesting commencement date set forth in the award agreement until all shares subject to the RSUs are vested.

(4)
The amounts reported in this column represent the aggregate grant date fair value of the RSU and PRSU awards, calculated in accordance with FASB ASC Topic 718, except that no forfeiture assumptions were included. Under FASB ASC Topic 718, the vesting condition related to the PRSU awards is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the 2017 PRSUs that could be calculated and disclosed based on achievement of the underlying market condition. For a discussion of the assumptions made in the valuations reflected in this column, see Note 10 of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2017. Note that amounts reported in this column reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by the recipients of these equity awards.

2016 Notice of Meeting and Proxy Statement

Outstanding Equity Awards at Fiscal Year-End Table
The following table shows grants of stock options and unvested stock awards held by the named executive officers as of December 31, 2017.

		Option Awards						Stock Awards
Name	Date of Grant	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mohamad Ali	12/3/2014	12/3/2014 (1)	250,000	—	—	14.44	12/03/2024	—	—	—	—
	12/3/2014	12/3/2014 (2)	—	—	—	—	—	100,000	2,510,000	—	—
	2/1/2016	2/1/2016 (3)	—	—	—	—	—	56,250	1,411,875	—	—
	2/1/2016	2/1/2016 (3)	—	—	—	—	—	59,632	1,496,763	—	—
	2/10/2017	2/10/2017(4)	—	—	—	—	—	—	—	59,632	1,496,763

Anthony Folger	1/31/2013	1/31/2013 (5)	125,000	—	—	9.62	1/31/2023	—	—	—	—
	2/25/2014	2/25/2014 (6)	46,875	3,125	—	10.17	2/25/2024	—	—	—	—
	2/12/2015	2/12/2015 (6)	17,188	7,812	—	14.89	2/12/2025	—	—	—	—
	2/25/2014	2/25/2014 (7)	—	—	—	—	—	1,562	39,206	—	—
	2/12/2015	2/12/2015 (3)	—	—	—	—	—	15,000	376,500	—	—
	6/3/2015	6/3/2015 (3)	—	—	—	—	—	50,000	1,255,000	—	—
	2/1/2016	2/1/2016 (3)	—	—	—	—	—	22,500	564,750	—	—
	2/10/2017	2/10/2017(3)	—	—	—	—	—	25,761	646,601	—	—
	6/3/2015	6/3/2015 (8)	—	—	—	—	—	50,000	1,255,000	—	—
	2/10/2017	2/10/2017(4)	—	—	—	—	—	—	—	25,761	646,601

Danielle Sheer	01/31/2013	01/31/2013(5)	1,250	—	—	9.62	1/31/2023	—	—	—	—
	02/25/2014	02/25/2014(6)	5,000	1,250	—	10.17	2/25/2024	—	—	—	—
	02/12/2015	02/12/2015(6)	5,000	6,250	—	14.89	2/12/2025	—	—	—	—
	02/25/2014	02/25/2014(7)	—	—	—	—	—	625	15,688	—	—
	06/11/2014	06/11/2014(7)	—	—	—	—	—	2,187	54,894	—	—
	02/12/2015	02/12/2015(3)	—	—	—	—	—	7,500	188,250	—	—
	02/01/2016	02/01/2016(3)	—	—	—	—	—	22,500	564,750	—	—
	02/10/2017	02/10/2017(3)	—	—	—	—	—	15,742	395,124	—	—
	02/10/2017	02/10/2017(4)	—	—	—	—	—	—	—	15,742	395,124

Norman Guadagno	1/7/2016	1/11/2016 (3)	—	—	—	—	—	15,384	386,138	—	—
	2/1/2016	2/1/2016 (3)	—	—	—	—	—	11,250	282,375	—	—
	2/10/2017	2/10/2017 (3)	—	—	—	—	—	17,174	431,067	—	—
	2/10/2017	2/10/2017(4)	—	—	—	—	—	—	—	17,174	431,067

Paul Mellinger	1/7/2016	1/4/2016 (3)	—	—	—	—	—	15,384	386,138	—	—

2016 Notice of Meeting and Proxy Statement

	2/1/2016	2/1/2016 (3)	—	—	—	—	—	11,250	282,375	—	—
	2/10/2017	2/10/2017(3)	—	—	—	—	—	20,036	502,904	—	—
	2/10/2017	2/10/2017(4)	—	—	—	—	—	—	—	20,036	502,904

Deepak Mohan	5/5/2017	2/21/2017(3)	—	—	—	—	—	19,900	499,490	—	—
	8/4/2017	8/4/2017(4)	—	—	—	—	—	—	—	19,315	484,807

(1)
These stock options vest on the first day after the completion of a Trading Period based on the Company's Common Stock's satisfaction of certain Performance Criteria. As used herein, the term "Trading Period" means a period of 20 consecutive days in which the Common Stock has satisfied the requisite Performance Criteria. As used herein, the term "Performance Criteria" means that the Company's Common Stock has traded on the NASDAQ Global Market at a price per share of $15.00 (with respect to 25% of the shares); $17.50 (with respect to 25% of the shares); $20.00 (with respect to 25% of the shares); and $22.50 (with respect to 25% of the shares). On November 7, 2016, December 9, 2016, July 5, 2017, and December 14, 2017 the stock options achieved the $15.00, $17.50, $20.00, and $22.50 trading price targets for 20 consecutive trading days, respectively.

(2)
These RSUs vested as to 50,000 units on December 31, 2015, and as to the remaining 400,000 units, 25% vested on December 3, 2015, the balance of which shall vest in equal quarterly installments over the next 36 months and will be settled on each applicable vest date in shares of Common Stock.

(3)	These RSUs will vest in four equal annual installments and will be settled on each applicable vesting date in shares of the Company's Common Stock.

(4)
These PRSU awards vest in quarterly increments, subject to the Company’s attainment of a stock price of $25.00 per share for 20 consecutive trading days within three years from the date of grant. On January 26, 2018, the PRSUs achieved the $25.00 trading price for 20 consecutive trading days and as such the PRSUs began to vest subject to the service-based vesting conditions set forth in the PRSU Agreement.

(5)
These stock options vest as to 25% the shares subject to the options on the first anniversary of the vesting commencement date and as to the balance of the shares subject to the options in equal quarterly installments until all shares subject to the options are vested.

(6)	These stock options vest as to the shares subject to the options in equal quarterly installments over four years commencing on the date of grant until all shares subject to the options are vested.

(7)	These RSUs vest in equal quarterly installments and will be settled on each applicable vest date in shares of the Company's Common Stock.

(8)
These PRSUs will begin to accrue as to 25% on each one year anniversary of the date of grant, but shall only become vested and settled in shares of the Company's Common Stock as to any then-accrued portion with respect to (i) 50,000 PRSUs if the Company's Common Stock attains an average price of at least $14.00, and (ii) 50,000 PRSUs if the Company's Common Stock attains an average price of at least $18.00 per share. On October 13, 2016 and March 1, 2017 the PRSUs achieved the $14.00 and $18.00 trading price hurdles for 20 consecutive days and the PRSUs became vested as to the market based performance goal. A portion of the awards are still subject to time-based vesting.

2018 Notice of Meeting and Proxy Statement

2017 Option Exercises and Stock Vested Table
The following table sets forth, for each named executive officer, the number of shares acquired upon exercise of stock options and vesting of stock awards and the value realized during the year ended December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mohamad Ali	—	—	218,750	4,606,563
Anthony Folger	—	—	113,750	2,725,221
Danielle Sheer	126,250	945,853	58,125	1,227,931
Norman Guadagno	—	—	38,878	804,585
Paul Mellinger	—	—	38,878	810,226
Deepak Mohan	—	—	—	—

2018 Notice of Meeting and Proxy Statement

Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for our named executive officers during the year ended December 31, 2017.

Nonqualified Deferred Compensation

We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our named executive officers during the year ended December 31, 2017.

Potential Payments Upon Termination or Change in Control

The following is a summary of the severance arrangements that were in place with each of our named executive officers as of December 31, 2017. As discussed above, in February 2016, the Compensation Committee adopted the Severance Plan that replaced the severance terms provided for in the existing severance arrangements with our named executive officers, other than Mr. Ali.

Employment Agreement with Mohamad Ali

On December 3, 2014, the Company entered into an employment agreement with Mr. Ali setting forth the terms of his employment as the Company’s President and Chief Executive Officer, including his eligibility to receive severance benefits. Under the employment agreement, Mr. Ali is entitled to continued payment of his base salary for twelve months and an additional payment in an amount equal to twelve times the Company’s contribution amount for the monthly health insurance premium during the month immediately prior to termination, in each case, subject to Mr. Ali’s execution and delivery of a full release in favor of the Company. In addition, the 450,000 RSUs granted to Mr. Ali pursuant to his employment agreement are subject to the following termination and change in control provisions:

•
The portion of the 400,000 RSUs granted under the employment agreement (the “Four-Year RSUs”) and the unvested shares subject to all outstanding annual equity grants, if any, that would have vested during the twelve month period following the date of termination or change of control, as applicable, will fully accelerate upon the earlier of (i) a change of control or (ii) termination of Mr. Ali’s employment without Cause or upon his resignation for Good Reason (each as defined in Mr. Ali’s employment agreement). Any shares that are scheduled to vest after the 12-month anniversary of the change of control, will remain subject to Mr. Ali’s continued service through the applicable vesting date, unless vesting is accelerated due to a qualifying termination of employment.

•
The balance of the Four-Year RSUs and the unvested shares subject to all outstanding equity grants, if any, will fully accelerate upon the occurrence of either (A) termination of Mr. Ali’s employment with the Company without Cause or upon his resignation for Good Reason within one year following or three months prior to, a change of control or (B) upon the first anniversary of the change of control, provided that Mr. Ali is employed by the Company or the acquirer in such change of control on such first anniversary date.

Executive Severance Plan

The Company adopted the Executive Severance Plan, which provides for the payment of severance and other benefits to eligible senior executives, in a standardized manner, in the event of a termination of employment with the Company (i) by the Company other than for cause or (ii) by a senior executive for good reason within twelve (12) months following a sale event, each as defined in the Severance Plan (each, a “Terminating Event”). In the event of a termination by the Company other than for cause and not in connection with a sale event, the executive would receive a lump sum payment equal to half of the executive’s annual base salary and Company paid COBRA premiums for up to six months. If the Terminating Event occurs within a certain time period in connection with a sale event with respect to the Company, the executive would be eligible to receive a lump sum payment equal to (i) the sum of the executive’s annual base salary, (ii) the sum of the target bonus as if it had been achieved at 100% for the fiscal year in which the sale event occurred, and (iii) COBRA premiums for up to 18-months post-termination.

2018 Notice of Meeting and Proxy Statement

Potential Payments Upon Termination, Upon a Change in Control, and Upon Termination Following a Change in Control

The following table sets forth quantitative estimates of the payments and benefits that would have accrued to each of our named executive officers upon a termination of employment or a change in control of the Company as of December 31, 2017, as described above pursuant to the terms of the Executive Severance Plan or, with respect to Mr. Ali, the employment agreement in effect as of December 31, 2017.

Name	Involuntary Termination Without Cause or For Good Reason/Constructive Termination ($)	Involuntary Termination Without Cause or For Good Reason/Constructive Termination in Connection with a Change in Control ($)	Change in Control ($)
Mohamad Ali
Salary Continuation	652,506	652,506	—
Value of Accelerated Options (1)	—	—	—
Value of Accelerated RSUs(1)	2,510,000	6,915,401	2,510,000
Value of Continued Health Care Coverage Premiums	—	—	—
Total	3,162,506	7,567,907	2,510,000

Anthony Folger
Salary Continuation	185,658	611,498	—
Value of Accelerated Options (1)	—	274,519	—
Value of Accelerated RSUs(1)	—	4,783,658	—
Value of Continued Health Care Coverage Premiums	8,048	24,144	—
Total	193,706	5,693,819	—

Danielle Sheer
Salary Continuation	144,612	404,352	—
Value of Accelerated Options (1)	—	188,250	—
Value of Accelerated RSUs(1)	—	1,613,830	—
Value of Continued Health Care Coverage Premiums	8,048	24,144	—
Total	152,660	2,230,576	—

Norman Guadagno
Salary Continuation	143,000	413,875	—
Value of Accelerated Options (1)	—	—	—
Value of Accelerated RSUs(1)	—	1,530,648	—
Value of Continued Health Care Coverage Premiums	—	—	—
Total	143,000	1,944,523	—

Paul Mellinger
Salary Continuation	154,500	461,250	—
Value of Accelerated Options (1)	—	—	—
Value of Accelerated RSUs(1)	—	1,674,321	—
Value of Continued Health Care Coverage Premiums	7,389	22,167	—
Total	161,889	2,157,738	—

Deepak Mohan
Salary Continuation	162,500	464,479	—
Value of Accelerated Options (1)	—	—	—
Value of Accelerated RSUs(1)	—	984,297	—
Value of Continued Health Care Coverage Premiums	8,308	24,925	—
Total	170,808	1,473,701	—

2018 Notice of Meeting and Proxy Statement

(1)
The amounts were calculated based on the aggregate amount by which the fair market value of our Common Stock subject to unvested equity awards exceeded the aggregate exercise price of the awards as of December 31, 2017, using $25.10 per share, the closing market price of our Common Stock as of December 30, 2017.

2018 Notice of Meeting and Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, which will be incorporated by reference into our Form 10-K for the fiscal year ended December 31, 2017.

Compensation Committee
Todd Krasnow, Chair
Peter Gyenes
Stephen Munford

2018 Notice of Meeting and Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 15, 2018, information regarding beneficial ownership of our Common Stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

•	each executive officer whose name appears in the Summary Compensation Table in this Proxy Statement;

•	each of our directors and director nominees; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days of March 15, 2018. Except as indicated in the footnotes below, we believe, based on the information furnished to us and SEC filings, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

Shares of Common Stock subject to stock options currently exercisable or exercisable within 60 days of March 15, 2018, are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

We have based our calculation of the percentage of beneficial ownership on 28,548,353 shares of Common Stock outstanding on March 15, 2018. Unless otherwise noted below, the address for each of the stockholders in the table below is c/o Carbonite, Inc., Two Avenue de Lafayette, Boston, Massachusetts, 02111.

	Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Common Stock	Shares Subject to Options Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
5% Stockholders:
Renaissance Technologies LLC (2) 800 Third Avenue New York, NY 10022	1,716,100	—	1,716,100	6.0%
BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10055	1,626,512	—	1,626,512	5.7%
The Vanguard Group (4) 100 Vanguard Blvd. Malvern, PA 19355	1,603,221	—	1,603,221	5.6%
ArrowMark Colorado Holdings LLC (5) 100 Fillmore Street, Suite 325 Denver, Colorado 80206	1,467,017	—	1,467,017	5.1%

Named Executive Officers and Directors:
David Friend (6)	1,217,443	81,251	1,298,694	4.5%
Todd Krasnow (7)	337,230	60,500	397,730	1.4%
Charles Kane	33,459	56,500	89,959	*
Stephen Munford	38,459	43,000	81,459	*
Peter Gyenes	36,459	9,000	45,459	*
Scott Daniels	35,959	—	35,959	*
Marina Levinson	13,680	—	13,680	*
Mohamad Ali	271,741	264,908	536,649	1.9%
Anthony Folger	57,779	201,754	259,533	*
Danielle Sheer	24,888	20,028	44,916	*
Norman Guadagno	26,430	4,293	30,723	*
Paul Mellinger	14,874	5,009	19,883	*
Deepak Mohan	3,374	4,829	8,203	*
Executive Officers and Directors as a Group (13 persons) (6)(7)	2,111,775	751,072	2,892,847	9.8%

2018 Notice of Meeting and Proxy Statement

*	Represents beneficial ownership of less than one percent (1%) of our outstanding Common Stock.

(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee, or trustee for the beneficial owner’s account.

(2)
Based solely upon a Schedule 13G filed with the SEC on February 14, 2018, Renaissance Technologies LLC has the sole power to vote 1,716,100 shares of Common Stock and the sole power to dispose of 1,716,100 shares of Common Stock. Renaissance Technologies Holdings Corporation owns a majority of the capital stock of Renaissance Technologies LLC and has the sole power to direct the vote of 1,716,100 shares of Common Stock, the sole power to direct the disposition of 1,716,100 shares of Common Stock and the shared power to direct the disposition of 200 shares of Common Stock.

(3)
Based solely upon a Schedule 13G filed with the SEC on February 1, 2018, BlackRock Inc. has the sole power to vote 1,572,349 shares of Common Stock and the sole power to dispose of 1,626,512 shares of Common Stock.

(4)
Based solely upon a Schedule 13G filed with the SEC on February 8, 2018, The Vanguard Group has the sole power to vote 47,193 shares of Common Stock and the sole power to dispose of 1,555,350 shares of Common stock and the shared power to dispose of 47,871 shares of Common Stock. The Vanguard Group owns a majority of the capital stock of Vanguard Fiduciary Trust Company and has the sole power to direct the vote of 45,871 shares. The Vanguard Group owns a majority of the capital stock of Vanguard Investments Australia, Ltd. and has the sole power to direct the vote of 3,322 shares of Common Stock.

(5)
Based solely upon a Schedule 13G filed with the SEC on February 9, 2018, ArrowMark Colorado Holdings LLC has the sole power to vote 1,467,017 shares of Common Stock and the sole power to dispose of 1,467,017 shares of Common Stock.

(6)	Includes 132,391 shares of Common Stock held by the David Friend Revocable Trust, 24,525 shares held by Margaret F. A. Shepherd, and 27,006 shares owned by the Margaret F.A. Shepherd Revocable Trust.

(7)
Includes 15,000 shares of Common Stock held by the Rachel L. Krasnow Trust, 15,000 shares of Common Stock held by the Charles S. Krasnow Trust, 15,000 shares of Common Stock held by the Eric J. Krasnow Trust, 25,000 shares of Common Stock held by the Todd and Deborah Krasnow Charitable Remainder Trust, 30,000 shares of Common Stock held by the Todd and Deborah Krasnow Charitable Trust, and 10,000 shares of Common Stock held by the Hobart Road Charitable Remainder Trust.

2018 Notice of Meeting and Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on the Company’s review of the reports that have been filed by or on behalf of such persons in this regard and written representations from our executive officers and directors that no other reports were required, during and for the fiscal year ended December 31, 2017, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors, executive officers, and greater than 10% stockholders were met, except for: (i) the Form 4 filed by Norman Guadagno on January 17, 2017, relating to the withholding of shares to satisfy withholding obligations (one transaction reported late); (ii) the Form 4 filed by Cassandra Hudson on February 3, 2017, relating the exercise and sale of Common Stock pursuant to a 10b5-1 Trading Plan (two transactions reported late); (iii) the Form 3 filed by Deepak Mohan on February 21, 2017, relating to securities beneficially owned (one transaction reported late); (iv) the Form 4 filed by Jeffry Flowers on March 7, 2017, relating to the sale of shares of Common Stock (one transaction reported late); (v) the Form 4 filed by Danielle Sheer on March 16, 2017, relating to the sale of shares to satisfy tax withholding obligations (one transaction reported late); (vi) the Form 4 filed by Norman Guadagno on March 16, 2017, relating to the sale of shares to satisfy tax withholding obligations (one transaction reported late); (vii) the Form 4 filed by Mohamad Ali on June 8, 2017, related to the withholding of shares to satisfy tax withholding obligations (one transaction reported late); and (viii) the Form 4 filed by Anthony Folger on June 8, 2017, related to the sale of shares to satisfy tax withholding obligations (one transaction reported late).

2018 Notice of Meeting and Proxy Statement

PROPOSAL FOUR

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, we are also conducting an advisory (non-binding) vote to ask stockholders whether future advisory votes on executive compensation should be held every one, two, or three years.

The Board believes that an annual stockholder advisory vote on executive compensation will facilitate more direct stockholder input about executive compensation. An annual stockholder advisory vote on executive compensation is consistent with our policy of reviewing our compensation program annually, as well as being accountable to our stockholders on executive compensation and corporate governance matters. We believe that an annual vote would be the best governance practice for us at this time.

This vote is non-binding. However, the Board and the Compensation Committee value the opinions expressed by our stockholders and expect to implement the vote frequency receiving the most support from the Company’s stockholders. While the Board believes that a vote every year is the best choice for the Company and our stockholders, the Board acknowledges that there are a number of points of view regarding the relative benefits of the frequency of stockholder advisory votes an executive compensation. You will not be voting to approve or disapprove the Board’s recommendation of holding future advisory votes every year, but rather have the opportunity to vote for future advisory votes every 1-year, 2-years, or 3-years. You may also abstain from voting on this item.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF EVERY 1-YEAR FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

2018 Notice of Meeting and Proxy Statement

ANNUAL REPORTS

The Company’s 2017 Annual Report on Form 10-K for the year ended December 31, 2017 (our “2017 Annual Report”), contains consolidated financial statements for the 2017 fiscal year and is being mailed along with this Proxy Statement to those stockholders that choose to receive a copy of the proxy materials in the mail. Stockholders that receive the Notice can access this Proxy Statement and our 2017 Annual Report to stockholders at www.proxyvote.com, which does have “cookies” that identify visitors to the site. Requests for copies of our 2017 Annual Report and Form 10-K may also be directed to Investor Relations, Carbonite, Inc., Two Avenue de Lafayette, Boston, Massachusetts 02111.

We have filed our Form 10-K for the year ended December 31, 2017 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a Carbonite stockholder, we will mail without charge a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Investor Relations, Carbonite, Inc., Two Avenue de Lafayette, Boston, Massachusetts 02111.

By Order of the Board of Directors,

Danielle Sheer
General Counsel and Secretary
March 29, 2018

2018 Notice of Meeting and Proxy Statement

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports, and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Carbonite stockholders may be “householding” our proxy materials. A single Proxy Statement or Notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement, 2017 Annual Report (as defined below), and/or Notice you may (1) notify your broker, (2) direct your written request to: Investor Relations, Carbonite, Inc., Two Avenue de Lafayette, Boston, Massachusetts 02111 or (3) contact our Investor Relations department by e-mail at Investor.Relations@carbonite.com. Stockholders who currently receive multiple copies of the Proxy Statement and/or Notice at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of our 2017 Annual Report, Proxy Statement, and/or Notice to a stockholder at a shared address to which a single copy of the document(s) was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

2018 Notice of Meeting and Proxy Statement

Appendix A: Reconciliation of GAAP to Non-GAAP Measures

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(amounts in thousands)
(unaudited)

Calculation of Bookings

	Twelve Months Ended December 31,
	2017	2016
Revenue	$239,462	$206,986
Add:
Deferred revenue ending balance	124,514	107,591
Deferred revenue divested	373	—
Impact of foreign exchange	—	240
Less:
Impact of foreign exchange	1,474	—
Beginning deferred revenue from acquisitions	9,420	6,830
Deferred revenue beginning balance	107,591	98,703
Change in deferred revenue balance	6,402	2,298
Bookings (1)	$245,864	$209,284

(1)
Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during a particular period plus the change in total deferred revenue, excluding deferred revenue recorded in connection with acquisitions, net of foreign exchange during the same period.

2018 Notice of Meeting and Proxy Statement

Calculation of Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share

	Twelve Months Ended December 31,
	2017	2016
Net loss (1)	$(4,002)	$(4,099)
Add:
Fair value adjustment of acquired deferred revenue	6,628	2,314
Amortization of intangibles	10,271	3,870
Stock-based compensation expense	12,742	8,900
Patent litigation-related expense	374	1
Restructuring-related expense	1,047	852
Acquisition-related expense	6,794	5,464
Hostile takeover-related expense	352	—
CEO transition expense	4,434	—
Less:
Income tax effect of non-GAAP adjustments	$15,807	$876
Non-GAAP net income (loss)	$22,833	$16,423

GAAP net (loss) income per share:
Basic	$(0.14)	$(0.15)
Assuming Dilution	$(0.14)	$(0.15)

Non-GAAP net income per share:
Basic	$0.82	$0.61
Assuming Dilution	$0.79	$0.60

Weighted-average shares outstanding:
Basic	$27,779,098	$27,028,636
Diluted	$27,779,098	$27,028,636

Non-GAAP net income (loss) per share:
Basic	$27,779,098	$27,028,636
Diluted	$29,079,105	$27,491,064

(1)
Non-GAAP net income and non-GAAP net income per share excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, intangible asset impairment charges, non-cash convertible debt interest expense and the income tax effect of non-GAAP adjustments.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Board. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-

2018 Notice of Meeting and Proxy Statement

GAAP financial measures to the comparable GAAP financial measures, which it includes in its financial statements and publicly filed reports, and not to rely on any single financial measure to evaluate the Company’s business.

VOTE BY INTERNET Before The Meeting - Got to www.proxyvote.com
CARBONITE, INC. TWO AVENUE DE LAFAYETTE BOSTON, MA 02111
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Got to www.virtualshareholdermeeting.com/carb2018
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M73179-P50198                     KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

CARBONITE, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR ALL on the following:
1.	Election of Directors
Nominees:
	01)	Mohamad Ali
	02)	Scott Daniels				.
	03)	Peter Gyenes
The Board of Directors recommends you vote FOR the following proposals:								For	Against	Abstain

2.	To ratify the selection of Deloitte & Touche LLP as Carbonite, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

3.	To approve, on an advisory basis, the 2017 compensation of Carbonite, Inc.’s named executive officers.
The Board of Directors recommends you vote for 1-YEAR on the following proposal:								1 Year	2 Years	3 Years	Abstain
4.	To vote, on an advisory basis, on the frequency of future executive compensation advisory votes.

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com

M73180-P50198

  CARBONITE, INC.
2018 Annual Meeting of Stockholders
May 8, 2018 9:00 AM ET

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mohamad Ali and Danielle Sheer, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CARBONITE, INC. that the stockholder(s) is/are entitled to vote at the 2018 Annual Meeting of Stockholders on May 8, 2018, beginning at 9:00 AM ET at www.virtualshareholdermeeting.com/carb2018, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations: FOR all of the director nominees listed under Proposals 1, FOR Proposals 2 and 3 and for the ONE YEAR frequency under Proposal 4.